Exhibit 6(q)

Landlord _______________ Tenant ______________

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Landlord _______________ Tenant ______________

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Landlord _______________ Tenant ______________

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STANDARD FORM

MODIFIED GROSS OFFICE LEASE

This Standard Form Modified Gross Office Lease (“Lease”) is entered into effective as of July 10, 2014 between CRP Pacifica Plaza SPE, L.L.C., a Delaware limited liability company (“Landlord”), and FoundationAll, LLC, a ___________ limited liability company (“Tenant”), who agree as follows:

1.	Agreement to Let. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the terms, provisions, and conditions contained in this Lease, (i) those certain premises described in the Principal Lease Provisions, below (the “Premises”), consisting of a portion of that certain building described in the Principal Lease Provisions, below (the “Building”), which is in turn a part of the Project (as described in the Principal Lease Provisions, below), along with (ii) the non-exclusive right to use, in common with Landlord, Landlord’s invitees and licensees, and the other tenants and users of space within the Project, those portions of the Project intended for use by, or benefiting, tenants of the Project in common including, without limitation, the landscaped areas, passageways, walkways, hallways, restrooms, elevators, parking areas, and driveways of the Building and the Project, but excluding all interior areas of any other buildings in the Project, if any, other than the Building (collectively, the “Common Areas”). This Lease confers no rights, however, to the roof, exterior walls, or utility raceways of the Building nor rights to any other building in the Project, if applicable, nor with regard to either the subsurface of the land below the ground level of the Project or with regard to the air space above the ceiling of the Premises; provided, however, that Tenant shall have the limited right to access systems and equipment exclusively serving the Premises (for which Tenant has maintenance and repair responsibilities pursuant to Paragraph 10.1, below) that may be located on the roof, in exterior or demising walls, in utility raceways, in the airspaces above the ceiling of the Premises, or in any other portion of the Building or the Common Areas for the sole purpose of maintaining, repairing, and replacing such systems and equipment.

2.	Principal Lease Provisions. The following are the “Principal Lease Provisions” of this Lease. Other portions of this Lease explain and describe these Principal Lease Provisions in more detail and should be read in conjunction with this Paragraph 2. In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions will control. (Terms shown in quotations are defined terms used elsewhere in this Lease)

2.1       “Project”: That certain office project, located in Culver City, California, as more particularly described on attached Exhibit A.

2.2       “Building”: That certain office building within the Project, referred to as Pacifica Plaza, whose mailing address is 6101 W. Centinela Avenue, Culver City, CA 90230.

2.3       “Premises”: Suite 394 consisting of a portion of the third floor of the Building, as more particularly depicted on attached Exhibit B.

2.4        Rentable Area of the Premises: Landlord and Tenant acknowledge and agree that the rentable area of the Premises is 1,182 Rentable Square Feet of space, and Tenant had the opportunity to confirm such rentable area prior to entering into this Lease. Accordingly, neither party has the right to re-measure the Premises. The terms “Rentable Square Footage,” “Usable Square Footage,” and similar terms dealing with Rentable or Usable means of describing measurements of square footages, will have the meanings of such terms adopted by the Building Owners and Managers Association International relative to multi-tenant floors.

Landlord _______________ Tenant ______________

2.5       “Initial Lease Term”: Twelve (12) months plus any additional days required for the Initial Expiration Date to occur on the last day of a month as set forth in Paragraph 2.5.2, below, beginning as of the Lease Commencement Date and ending as of the Initial Expiration Date.

2.5.1       “Lease Commencement Date”: The date that is the earlier of Tenant’s occupancy of the Premises or July 22, 2014. Notwithstanding the foregoing, Tenant has the right of early access to the Premises five (5) business days prior to the Lease Commencement Date, subject to the provisions of Paragraph 14, below, to install communication systems, data lines, built in furniture, and equipment. Promptly following the Lease Commencement Date, Landlord and Tenant shall confirm the Lease Commencement Date and the Initial Expiration Date by executing and delivering a Memorandum of Lease Commencement Date in the form attached hereto as Exhibit D; however, the failure to exercise such Memorandum shall not be a condition to nor in any manner affect or delay the Lease Commencement Date.

2.5.2       “Initial Expiration Date”: That date which is twelve (12) months (plus however many days are left in the final calendar month of the Term) after the Lease Commencement Date.

2.5.3       Extension Rights: None.

2.6       “Basic Monthly Rent”: The following schedule shall apply for Tenant’s payment of Basic Monthly Rent:

	Basic	Basic Monthly Rent
Lease year	Monthly Rent	Per Rentable Square Foot
1	$2,718.60	$2.30

Basic Monthly Rent will always be due and payable on or before the first day of the applicable month, except that the first month’s Basic Monthly Rent will be due and payable upon the date of Tenant’s execution of this Lease.

2.7       “Rent Commencement Date”: Subject to Paragraph 7.1, below, the Lease Commencement Date.

2.8       “Security Deposit”: $2,718.60 (i.e. the last month of Basic Monthly Rent). Tenant’s Security Deposit – which is due and payable on the date of Tenant’s execution of this Lease – does not constitute last month’s rent. Last month’s rent must be separately paid by Tenant on or before the first day of the last month of the Lease Term.

2.9       “Base Year”: Calendar year 2014.

2.10       Guarantor: John H. Davis, IV.

Landlord _______________ Tenant ______________

2.11       Address for Landlord: Legal Notice Address:

CRP Pacifica Plaza, SPE, L.L.C.
11100 Santa Monica Boulevard, Suite 750
Los Angeles, CA 90025

For rent:

CRP Pacifica Plaza, SPE, L.L.C.
P.O. Box 6132
Hicksville, NY 11802-6132

and

CRP Pacifica Plaza, SPE, L.L.C.
11100 Santa Monica Boulevard, Suite 750
Los Angeles, CA 90025

2.12       Address for Tenant: The Premises

2.13       “Permitted Use”: General business and professional office use in keeping with the character of a first class office building, and in accordance with all applicable laws, statutes, ordinances, and regulations and the provisions of this Lease.

2.14       Building Standard Operating Hours:

Monday through Friday:	8:00 a.m.-6:00 p.m.
Saturday:	9:00 a.m.-1:00 p.m.
(excluding local, state, and federal holidays)

2.15	Participating Brokers:	Landlord:	Chris Strickfaden of Jones Lang LaSalle
		Tenant:	Bob Pearson of Madison Partners

2.16       Initial Payment Amounts: $5,437.20, of which $2,718.60 represents the Security Deposit, and $2,718.60 represents the last month’s Basic Monthly Rent, both of which amounts are payable on the date Tenant executes this Lease.

3.       Term.

3.1       Description of Term. The term of this Lease (“Term”) shall commence on the “Lease Commencement Date,” as defined in the Principal Lease Provisions, and shall expire on the “Initial Expiration Date,” as defined in the Principal Lease Provisions, subject to (i) any extension rights described in Paragraph 3.2, below, and (ii) earlier termination, as provided in this Lease. The term “Expiration Date,” as used in this Lease shall mean the Initial Expiration Date, or if the Term is extended pursuant to Paragraph 3.2, below, then the expiration date of the exercised Extension Term (as defined below), or any earlier date upon which this Lease is terminated by Landlord pursuant to its rights under this Lease, at law or in equity.

3.2       Extension Rights. None.

Landlord _______________ Tenant ______________

4.       Delivery of Possession.

4.1       Delivery Requirements. On or before the Lease Commencement Date, Landlord shall tender possession of the Premises to Tenant (subject to Landlord’s reserved rights hereunder). Tenant hereby agrees that (i) no tenant improvement work whatsoever will be done at the Premises by Landlord prior to or after Tenant takes possession of the Premises, and (ii) the Premises shall be taken “as is,” “with all faults,” “without any representations or warranties,” and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representation or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business, and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in an “As Is” condition. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Tenant hereby waives Sections 1941 and 1942 of the Civil Code of California or any successor provision of law. For purposes of Section 1938 of the California Civil Code, Owner hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Premises nor Building has undergone inspection by a Certified Access Specialist (CASp).

Furthermore, Tenant shall, as of the Lease Commencement Date, be deemed to have (i) thoroughly inspected the Premises, and determined that, to the best of Tenant’s knowledge, the Premises comply with all applicable laws and ordinances, and that the Premises are in first-class condition and repair, (ii) accepted the Premises in its then as-is condition with no right to require Landlord to perform any additional work therein, and (iii) waived any express or implied warranties regarding the condition of the Premises, including any implied warranties of fitness for a particular purpose or merchantability.

5.       Use of Premises and Common Areas.

5.1       Permitted Use of Premises. Tenant may use the Premises for the Permitted Use specified in the Principal Lease Provisions and for no other use without Landlord’s written consent. Any change in the Permitted Use will require Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s reasonable discretion.

5.2       Compliance with Laws. Tenant shall comply with all laws concerning the Premises and/or Tenant’s use of the Premises, including without limitation the obligation at Tenant’s sole cost to alter, maintain, or restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, and even if compliance entails costs to Tenant of a substantial nature. Such obligation to comply with laws shall include, without limitation, compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) (the “ADA”). In addition to the foregoing obligations of Tenant’s relative to the Premises, if Tenant’s particular use of the Premises (including the commencement of any Alterations, as defined below) results in the need for modifications or alterations to any other portion of the Project in order to comply with the ADA or other applicable laws, then Tenant shall additionally be responsible, upon demand, for the cost of such modifications and alterations plus a supervisory fee of ten percent (10%) of such cost payable to Landlord.

Landlord _______________ Tenant ______________

5.3       Condition During Periods of Non-Use; Recapture. During any period of time in which Tenant is not continuously using and occupying the Premises for the operation of its business, Tenant shall take such measures as may be necessary or desirable, in Landlord’s reasonable opinion, to (i) secure the Premises from break-ins and use by unauthorized persons, (ii) minimize the appearance of non-use, and (iii) otherwise maintain the interior and exterior portions of Tenant’s Premises, including all windows and doors, in first class condition. Additionally, during any period of time in excess of ninety (90) days in which Tenant is not continuously using and occupying the Premises (or at least 50% thereof) during normal business hours, Landlord may, at its election, by giving written notice (the “Non-Use Recapture Notice”) to Tenant, recapture the Premises and terminate this Lease. If Landlord elects to exercise such right and delivers a Non-Use Recapture Notice to Tenant, and Tenant fails to cure such condition to Landlord’s reasonable satisfaction within five (5) days of such Non-Use Recapture Notice, this Lease will automatically be deemed terminated as of the effective date stated in the Non-Use Recapture Notice, and Tenant shall surrender possession of the Premises and all improvements therein to Landlord as of such date (and any failure to do so shall constitute an immediate Event of Default hereunder).

5.4       Use of Common Areas. Tenant’s use of the Common Areas shall at all times comply with the provisions of all Rules (as defined below) regarding such use as Landlord may from time to time adopt. In no event shall the rights granted to Tenant to use the Common Areas include the right to store any property in the Common Areas, whether temporarily or permanently. Any property stored in the Common Areas may be removed by Landlord and disposed of, and the cost of such removal and disposal shall be payable by Tenant to Landlord upon demand. Additionally, in no event may Tenant use any portion of the Common Areas for loading, unloading, or parking, except in those areas specifically designated by Landlord for such purposes, nor for any group social event, sidewalk sale, employment fair, or similar unauthorized purpose.

5.5       General Covenants and Limitations on Use. In addition to the Rules, Tenant and Tenant’s Invitees (as defined below) use of the Premises and the Project, will be subject to the following additional general covenants and limitations on use:

5.5.1       Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use or Tenant’s failure to continuously use and occupy the Premises, Tenant shall pay the amount of such increase to Landlord, within ten (10) days after Landlord delivers to Tenant a notice of such increase.

5.5.2       No noxious or unreasonably offensive activity shall be carried on, in or upon the Premises by Tenant or Tenant’s Invitees, nor shall anything be done or kept in the Premises which may be or become a public nuisance or which may cause unreasonable embarrassment, disturbance, or annoyance to others in the Project, or on adjacent or nearby property. To that end, Tenant additionally covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sounds shall be emitted from the Premises which are unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be noxious or offensive to others in the Building, on the Project, or on adjacent or near-by property.

5.5.3       No unsightliness shall be permitted in the Premises which is visible from the Common Areas. Without limiting the generality of the foregoing, all equipment, objects, and materials shall be kept enclosed within the Premises and screened from view; no refuse, scraps, debris, garbage, trash, bulk materials, or waste shall be kept, stored, or allowed to accumulate except as may be properly enclosed within appropriate containers in the Premises and promptly and properly disposed of.

Landlord _______________ Tenant ______________

5.5.4       The Premises shall not be used for sleeping or washing clothes, nor shall the Premises be used for cooking, (except that the normal and customary office use of a microwave oven, coffee maker, or toaster oven by Tenant’s employees is permissible), or the preparation, manufacture, or mixing of anything that might emit any offensive odor or objectionable noises or lights onto the Project or nearby properties. Additionally, Tenant shall be responsible for damage to the Project caused by any deliverymen at the Premises to deliver goods to Tenant.

5.5.5       All pipes, wires, conduit, cabling, poles, antennas, and other equipment/facilities for or relating to utilities, telecommunications, computer equipment, or the transmission or reception of audio or visual signals must be kept and maintained enclosed within the Premises.

5.5.6       Tenant shall not keep or permit to be kept any bicycle, motorcycle, or other vehicle, nor any animal (excluding seeing-eye dogs), bird, reptile, or other exotic creature in the Premises.

5.5.7       Neither Tenant nor Tenant’s Invitees shall do anything that will cause damage or waste to the Project.

5.5.8       Neither the floor nor any other portion of the Premises shall be overloaded. No machinery, equipment, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Project or be allowed to interfere with the equipment of any other tenant within the Project (or other property owned by Landlord or its affiliates), including, without limitation, interference with transmission and reception of telephone, telecommunications, television, radio, or similar signals. Tenant shall be responsible for all structural engineering required to determine structural load for items placed in the Premises by Tenant. Tenant shall fasten all files, bookcases, and like furnishings to walls in a manner to prevent tipping over in the event of earth movements. Landlord shall not be responsible for any damage or liability for such events.

5.6       Access Rights. Tenant will have 24 hour-a-day, seven day-a-week access to the Building and the Premises during the Term of this Lease. Notwithstanding the foregoing, no failure of such access rights will constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Tenant shall be entitled to equitable abatement of its Rent (as defined below) obligations hereunder to the extent such lack of access is due to Landlord’s gross negligence or intentional misconduct and continues for a period in excess of three (3) business days. Landlord will not be liable, under any circumstances, for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish access under this Paragraph. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of access.

5.7       Remedies for Breach. In the event of any breach of this Paragraph 5 by Tenant or Tenant’s Invitees which is not cured within the applicable notice and cure period (if any), Landlord, at its election and in addition to its other rights and remedies under this Lease, may cure such breach or pay to cause such breach to be cured, in which event Tenant shall promptly pay Landlord the cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost.

6.       Security Deposit. Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord, cash in the amount of the Security Deposit set forth in the Principal Lease Provisions, to secure the performance by Tenant of its obligations under this Lease, including without limitation. Tenant’s obligations (i) to pay Basic Monthly Rent and Additional Rent (as defined below), (ii) to repair damages to the Premises and/or the Project caused by Tenant or Tenant’s agents, employees, contractors, licensees, and invitees (collectively, “Tenant’s Invitees”), (iii) to surrender the Premises in the condition required by Paragraph 24, below, and (iv) to remedy any other defaults by Tenant in the performance of any of its obligations under this Lease. If Tenant commits any default under this Lease, Landlord may, at its election, use the Security Deposit to cure such default, and to compensate Landlord for all damages actually suffered by Landlord which are attributable to such default, including, without limitation, reasonable attorneys’ fees and costs incurred by Landlord. Upon demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to any portion of the Security Deposit so used by Landlord, in order to maintain the Security Deposit in the amount set forth in the Principal Lease Provisions. Following the Expiration Date, and within the earlier of thirty (30) days or the time frame otherwise required by applicable law, Landlord shall deliver to Tenant, at Tenant’s last known address, any portion of the Security Deposit not used by Landlord, as provided in this Paragraph. Landlord may commingle the Security Deposit with Landlord’s other funds and Landlord will not pay interest on such Security Deposit to Tenant.

Landlord _______________ Tenant ______________

7.       Rent and Rent Adjustments.

7.1       Initial Monthly Rent. Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand (except as otherwise specifically provided in this Lease), the Basic Monthly Rent described in the Principal Lease Provisions, in advance, on or before the first day of each calendar month, beginning on the Rent Commencement Date and continuing thereafter throughout the Initial Lease Term, with the exception of the months in which rent abates pursuant to Paragraph 7.1.1, below. If the Rent Commencement Date is other than the first day of a calendar month, then the Basic Monthly Rent payable by Tenant for the second month of the Term following the Rent Commencement Date (acknowledging that the first month’s rent is payable upon Lease execution) shall be prorated on the basis of the actual number of days during the Term occurring during the first partial calendar month thereof.

7.1.1       Rent Abatement. Provided there has been no Event of Default (as defined herein) prior thereto, then notwithstanding the foregoing or anything to the contrary in this Lease, Tenant shall be entitled to abate all Basic Monthly Rent payable for the following full calendar months of the Initial Lease Term: No abatement granted. Tenant’s obligation to pay Additional Rent shall not be abated.

7.2       Intentionally Omitted.

7.3       Additional Rent. In addition to paying the Basic Monthly Rent pursuant to this Paragraph 7, Tenant shall pay to Landlord (in accordance with Paragraph 8, below), Tenant’s Share (as defined below) of the annual Increased Direct Expenses (as defined below). The amounts payable pursuant to this Paragraph, together with other amounts of any kind (other than Basic Monthly Rent) payable by Tenant to Landlord under the terms of this Lease, constitute additional rent for the Premises and are collectively and individually referred to in this Lease as “Additional Rent.”

7.4       General Rental Provisions. All “Rent” (which includes Basic Monthly Rent and any “Additional Rent” hereunder) shall be paid to Landlord at the address for rent payments set forth in the- Principal Lease Provisions, as Landlord may change such address from time to time pursuant to the terms of this Lease.

Landlord _______________ Tenant ______________

8.       Additional Rent.

8.1       Definitions. The following definitions apply in this Paragraph 8 (and elsewhere in this Lease):

8.1.1       Operating Expenses. Subject to the Excluded Costs (as defined below) relating to the Project, the term “Operating Expenses” means all expenses, costs, and amounts of every kind or nature that Landlord pays or incurs because of or in connection with the ownership, operation, management, maintenance, or repair of the Project (which includes the land and any parking areas located under the Building). Operating Expenses include, without limitation, the following amounts paid or incurred relative to the Project (a) the cost of supplying utilities to the Project, including without limitation, water, electricity, heating, ventilation, and air conditioning, (b) Tax Expenses, (c) the cost of providing janitorial services and of operating, managing, maintaining, and repairing all building systems, including without limitation utility, mechanical, sanitary, storm drainage, and elevator systems, and the cost of supplies, tools, and equipment, as well as maintenance and service contracts in connection with those systems, (d) the cost of licenses, certificates, permits, and inspections relating to the operation of the Project, (e) the cost of contesting the validity or applicability of any government enactments that may affect the Operating Expenses, (f) the cost of maintenance, repair, and restoration of any parking areas located under the Building (if any), including, without limitation, resurfacing, repainting, restriping, and cleaning costs, (g) fees, charges, and other costs, including administrative, management fees, and accounting costs (or amounts in lieu of such fees), whether paid to Landlord, an affiliate of Landlord’s, or a third party, consulting fees, legal fees, and accounting fees of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the operation, management, maintenance, and repair of the Project, (h) wages, salaries, and other compensation and benefits of all persons engaged in the operation, maintenance, repair, or security of the Project plus employer’s Social Security taxes, unemployment taxes, insurance, and any other taxes imposed on Landlord that may be levied on those wages, salaries, and other compensation and benefits (if any of Landlord’s employees provide services for more than one project of Landlord, only the prorated portion of those employees’ wages, salaries, other compensation and benefits, and taxes reflecting the percentage of their working time devoted to the Project will be included in the Operating Expenses), (i) payments under any easement, CC&R’s, license, operating agreement, declaration, restrictive covenant, or other instrument relating to the sharing of costs, (j) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America as its “reference rate” (or a comparable rate selected by Landlord if such reference rate ceases to be published) plus three percentage points per annum) of the cost of acquiring or renting personal property used in the maintenance, repair, and operation of the Project, and (k) reasonable reserves (it being acknowledged that, among other amounts, any amount of reserves required by a Lender (as defined below), will be deemed reasonable), and (l) the cost of capital improvements including those which (1) are intended as a labor saving or cost saving device or to effect other economies in the maintenance or operation of the Project, or (2) are required under any government law or regulation. All capital expenditures shall be amortized (including interest on the unamortized cost at the rate stated in subparagraph (j) of this Paragraph) over their useful life, as reasonably determined by Landlord’s certified public accountant.

8.1.2       Direct Expenses. “Direct Expenses” means the sum of Operating Expenses plus Insurance Expenses (as such term is defined in Paragraph 21, below).

8.1.3       Excluded Costs. “Excluded Costs” means the following expenses, as they relate to the Operating Expenses: (i) depreciation, principal, interest, and fees on mortgages or ground lease payments, except as otherwise provided herein, (ii) legal fees incurred in negotiating and enforcing tenant leases, disputes with other tenants, (iii) real estate brokers’ leasing commissions and advertising costs in connection with leasing space in the Project, (iv) initial improvements or alterations to tenant spaces in the Project, (v) the cost of providing any service directly to and paid directly by a single individual tenant, or costs incurred for the benefit of a single tenant, (vi) costs of any items to the extent Landlord actually receives reimbursement therefor from insurance proceeds, under warranties, or from a tenant or other third party (such costs shall be excluded or deducted—as appropriate—from Operating Expenses in the year in which the reimbursement is received), or which are paid out of reserves previously included in Operating Expenses, (vii) costs incurred due to Landlord’s failure to comply with any law or ordinance, (viii) repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors, (ix) capital expenses other than those specifically included in the definitions of Operating Expenses, (x) charitable or political contributions and membership fees or other payments to trade organizations, (xi) rent and similar charges for Landlord’s on-site management office and/or leasing office or any other offices of Landlord or its affiliates; however only to the extent such rent is attributable to a portion of such office(s) in excess of 2,500 Rentable Square Feet (in the aggregate), it being acknowledged that Landlord may include such rent and similar charges to the extent they relate to any such office (or portion thereof) which is less than 2,500 Rentable Square Feet), and (xii) Landlord’s general overhead expenses not related to the Project.

Landlord _______________ Tenant ______________

8.1.4       Expense Year. “Expense Year” means the Base Year, and each calendar year after the Base Year, in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

8.1.5       Tenant’s Share. “Tenant’s Share” means a fraction, the numerator of which is the total aggregate Rentable Square Feet in the Premises, and the denominator of which is the total aggregate Rentable Square Feet in the Building. As of the Lease Commencement Date, the Tenant’s Share will be 1.061%.

8.2       Adjustment of Operating Expenses. Operating Expenses shall be adjusted as follows:

8.2.1       Gross Up Adjustment When a Project Is Less Than Fully Occupied. If the occupancy of the total Rentable Square Footage of the Building during any part of any Expense Year (including the Base Year) is less than 95%, Landlord shall make an appropriate adjustment to the variable components of the Operating Expenses for that Expense Year, as estimated by Landlord in its sole discretion using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had such buildings been 95% occupied. This amount shall be considered to have been the amount of Operating Expenses for that Expense Year. For purposes of this Paragraph 8.2, “variable components” include only those component expenses that are affected by variations in occupancy levels, such as water usage.

8.2.2       Adjustment When Landlord Adds Additional Buildings to the Project. If Landlord constructs additional buildings within the Project following the Base Year, Landlord shall make an appropriate adjustment to the Operating Expenses for the Base Year, as determined by Landlord in its sole discretion using sound accounting and management principles, to estimate the amount of Operating Expenses that would have been incurred for the Base Year if such building had been complete and 95% occupied during the Base Year.

8.2.3       Adjustment When Landlord Does Not Furnish a Service to All Tenants. If, during any part of any Expense Year (including the Base Year), Landlord is not furnishing a particular service or work (the cost of which, if furnished by Landlord, would be included in Operating Expenses) to a tenant (other than Tenant) that has undertaken to perform such service or work in lieu of receiving it from Landlord, Operating Expenses for that Expense Year shall be considered to be increased by an amount equal to the additional Operating Expenses that Landlord would reasonably have incurred during such period if Landlord had furnished such service or work to that tenant.

Landlord _______________ Tenant ______________

8.2.4       Additional Costs. If due to a change in the types of costs being incurred by Landlord as Direct Expenses (such as, for example, the commencement or cessation of security services—but not a mere change in how a particular cost is handled—such as going from an in-house to an outside landscaping service), the Base Year Direct Expenses need to be adjusted to eliminate the effect of such change, Landlord may reasonably adjust the Base Year Direct Expenses and notify Tenant of such change in writing. Furthermore, Landlord shall have the right to reasonably decrease the amount of the Base Year Direct Expenses for purposes of calculating Increased Direct Expenses (as defined below) to eliminate the effect of abnormally high costs, or unusual costs, of a particular type or types (such as, by way of example, abnormally high energy costs associated with the “energy crisis” of 2001) occurring during the Base Year.

8.2.5       Common Areas. Landlord may elect to partition/separate portions of the Common Areas of the Project such that the Operating Expenses associated with such partitioned Common Areas are allocated to particular buildings or parcels within the Project.

8.3       Tax Expenses.

8.3.1       Definition of Taxes and Tax Expenses. “Taxes” means and refers to all federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind or nature, whether general, special, ordinary, or extraordinary. Taxes include taxes, fees, and charges such as real property taxes, general and special assessments, transit taxes, leasehold taxes, and taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant), and personal property taxes imposed on Landlord’s fixtures, machinery, equipment, apparatus, systems, appurtenances, and other personal property used in connection with the Project or the Building, as the case may be along with reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real property taxes. Notwithstanding the foregoing, the following shall be excluded from Taxes: (a) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, and local income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building), and (b) personal property taxes attributable to property owned or installed by or for other tenants of the Project. “Tax Expenses” means the sum of all Taxes that are paid or incurred by Landlord because of or in connection with the ownership, leasing, and/or operation of the Project from time to time, except to the extent payable by Tenant or any other individual tenant of the Project pursuant to the provisions of such tenant’s lease.

8.4       Calculation and Payment of Direct Expenses. Tenant’s Share of the increased Direct Expenses for any Expense Year shall be calculated and paid as follows:

8.4.1       Calculation of Excess. If Direct Expenses for any Expense Year (other than the Base Year) ending or beginning within the Lease Term exceeds the amount of Direct Expenses applicable to the Base Year, Tenant shall pay as Additional Rent to Landlord an amount equal to Tenant’s Share of that excess, in the manner stated below.

Landlord _______________ Tenant ______________

8.4.2       Statement/Payment of Direct Expenses. Subject to the last two sentences of this Paragraph 8.4.2, Tenant shall pay to Landlord, on the first day of each calendar month during the Lease Term, commencing January 1, 2015, as Additional Rent, without notice, demand, offset, or deduction (except as provided below), an amount (“Tenant’s Monthly Payment”) equal to one-twelfth of Tenant’s Share of the amount by which the Direct Expenses for each Expense Year following the Base Year exceed the Base Year Direct Expenses (such excess being referred to herein as the “Increased Direct Expenses”), as estimated (and subsequently reconciled) by Landlord in the most recently delivered Estimated Statement (as defined below). Landlord intends to deliver to Tenant, prior to the commencement of each Expense Year following the Base Year during the Lease Term, a written statement (“Estimated Statement”) setting forth Landlord’s estimate of the Direct Expenses and Increased Direct Expenses allocable to the ensuing Expense Year, and Tenant’s Share of such Increased Direct Expenses. Any failure of Landlord to timely deliver an Estimated Statement shall not affect Landlord’s rights to receive payments and revise any previously-delivered Estimated Statement under this Paragraph 8.4.2. Landlord may, at its option, during any Expense Year, deliver to Tenant a revised Estimated Statement, revising Landlord’s estimate of the Direct Expenses and Increased Direct Expenses, in accordance with Landlord’s most current estimate. Within approximately one hundred twenty (120) days after the end of each Expense Year during the Lease Term, Landlord intends to deliver to Tenant a written statement (“Actual Statement”) setting forth the actual Direct Expenses allocable to the preceding Expense Year. Tenant’s failure to object to Landlord regarding the contents of an Actual Statement, in writing, within thirty (30) days after delivery to Tenant of such Actual Statement, shall constitute Tenant’s absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any Expense Year exceeds Tenant’s Share of the actual Increased Direct Expenses allocable to such Expense Year, then such excess will be credited against future Tenant’s Monthly Payments, unless such Expense Year was the Expense Year during which the Lease Expiration Date occurs (the “Last Calendar Year”), in which event either (i) such excess shall be credited against any monetary default of Tenant under this Lease, or (ii) if Tenant is not in default under this Lease, then Landlord shall (within the time frame for returning Tenant’s Security Deposit) pay to Tenant such excess. If the sum of Tenant’s Monthly Payments actually paid by Tenant during any Expense Year is less than Tenant’s Share of the actual Increased Direct Expenses allocable to such Expense Year, then Tenant shall, within twenty (20) days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord’s delay in delivering any Estimated Statement or Actual Statement will not release Tenant from its obligation to pay any Tenant’s Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. The references in this Paragraph to the actual Increased Direct Expenses allocable to an Expense Year, shall include, if such Expense Year is the Last Calendar Year, the actual Increased Direct Expenses allocable to the portion of such year prior to the Lease Expiration Date, calculated on a pro rata basis, without regard to the date of a particular expenditure. The provisions of this Paragraph 8.4 shall survive the termination of this Lease, and even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid by Tenant pursuant hereto and conversely any overpayment made in Tenant’s estimated payments shall be rebated by Landlord to Tenant.

Notwithstanding anything to the contrary in this Paragraph 8.4.2, Tenant shall not be required to pay Tenant’s Monthly Payment during the first 12 months of the Initial Lease Term; provided, however, that, on the first day of each calendar month, Tenant shall be responsible to pay one-twelfth of Tenant’s Share of the amount by which Tax Expenses for the Expense Year commencing January 1, 2015 exceeds Tax Expenses during the Base Year if the Project is sold. For the avoidance of doubt, such limitation on Tenant’s obligation to pay Tenant’s Monthly Payment shall not extend beyond the 12-month Initial Lease Term as defined in Paragraph 2.5 above, regardless of any extension or modification of the Term or during any holdover tenancy.

Landlord _______________ Tenant ______________

8.5       Landlord’s Books and Records. If Tenant disputes the amount of Additional Rent stated in an Actual Statement within thirty days (30) days of Tenant’s receipt thereof, Tenant may, upon at least five (5) business days’ notice to Landlord, request an opportunity to inspect and audit Landlord’s records and supporting documentation regarding such Actual Statement. Such inspection and audit must be conducted by an independent certified public accountant within one hundred twenty (120) days of the date Tenant received the Actual Statement, shall be at Tenant’s sole cost and expense (except as provided below), and Landlord shall, at its election, either provide copies of such records and supporting documentation to Tenant or make such records and supporting documentation available to Tenant for its inspection at Landlord’s business office during normal business hours. If Tenant fails to dispute the amount of Additional Rent stated in an Actual Statement within thirty (30) days of Tenant’s receipt thereof, or Tenant’s audit fails to disclose a discrepancy in such Actual Statement within one hundred twenty (120) days after Tenant’s receipt of the Actual Statement in question, then the Actual Statement will be deemed binding on Tenant. If it is determined as a result of Tenant’s timely audit of Landlord’s records (and Landlord’s certified public accountant’s concurrence therein) that Tenant was overcharged relative to the Direct Expenses, such overcharge shall entitle Tenant to a credit against its next payment of Direct Expenses in the amount of the overcharge plus, in the case of an overcharge exceeding five percent (5%) of the Direct Expenses, the reasonable third party costs of such audit (and if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If it is determined as a result of Tenant’s timely audit of Landlord’s records (and Landlord’s certified public accountant’s concurrence therein), or otherwise, that Tenant was undercharged relative to the Direct Expenses, Tenant shall, within ten (10) days of written demand, pay such undercharge to Landlord.

9.       Utilities and Services.

9.1       Utility Costs. Landlord, at Landlord’s expense subject to reimbursement thereof as a Direct Expense, will provide ordinary and customary amounts and quantities of gas, water, electricity, and other utilities used at the Premises on and after the Rent Commencement Date and through and including the date of expiration of this Lease.

9.2       Utility Systems. Landlord shall construct the Building with wiring, outlets, and systems sufficient to provide electrical current to the Premises for Project-standard ordinary and customary office uses. In addition to the foregoing, Landlord shall replace lamps, starters, and ballasts for Project-standard lighting fixtures within the Premises upon Tenant’s request; the expense of which will be an Operating Expense. Tenant shall replace lamps, starters, ballasts for non-Project-standard lighting fixtures within the Premises at Tenant’s sole expense.

9.3       Janitorial Service. Landlord shall provide five (5) day per week (excluding holidays) ordinary and customary, basic janitorial services in and about the Premises consistent with other first class office buildings in the vicinity of the Building, the expense of which will be an Operating Expense. Landlord shall not be required to provide janitorial services to above-Project-standard improvements installed in the Premises including but not limited to metallic trim, wood floor covering, glass panels, interior windows, kitchen/dining areas, executive washrooms, or shower facilities. Any janitorial services required by Tenant and provided by Landlord in excess of such ordinary and customary, basic janitorial services shall be separately paid for by Tenant, as Additional Rent, within ten (10) days of written demand.

Landlord _______________ Tenant ______________

9.4       Over-Standard Tenant Use. Tenant shall not exceed the rated capacity of the Building’s electrical and other utility systems, which systems will be consistent in capacity with other first class office buildings built at or about the same time as the Building. In the event of any damage to any of the Project’s systems caused by Tenant’s use thereof in excess of ordinary and customary usage for a professional office, Tenant shall be responsible for all costs and expenses incurred by Landlord as a result of such over-use. In addition, if Tenant requires any utilities or services described in this Paragraph 9, which are to be provided by Landlord, in excess of the standard levels being provided by Landlord, or during hours other than Building Standard Operating Hours, Landlord shall have the right to impose reasonable restrictions on such usage and/or commercially reasonable charges therefor. The charge to Tenant for the heating, ventilation, and air-conditioning (collectively, “HVAC”) during hours other than Building Standard Operating Hours will be at the prevailing rate for the Building per hour (or portion thereof), subject to increase over the Lease Term. Landlord’s current charge for HVAC usage by Tenant outside of the Building Standard Operating Hours is $55 per hour, subject to change in accordance with this Paragraph. Such charges are Additional Rent relative to the provision of such services and are not an offset to any Direct Expenses.

9.5       Conduit and Wiring. Installation of all types of conduit and wiring exclusively serving the Premises is subject to the requirements of Paragraph 23, below, and the Landlord’s reasonable approval of the location, manner of installation, and qualifications of the installing contractor. All such conduit and wiring will, at Landlord’s option, become Landlord’s property upon the expiration of the Term. Upon expiration of the Term, Landlord may elect to require Tenant to remove such conduit and wiring at Tenant’s expense and return the Premises and the Common Areas to their pre-existing condition. If Landlord constructs new or additional utility facilities, including without limitation wiring, plumbing, conduits, and/or mains, resulting from Tenant’s changed or increased utility requirements, Tenant shall on demand promptly pay (or advance) to Landlord the cost of such items as Additional Rent.

9.6       Utilities Generally. Tenant agrees that, except as provided below, Landlord will not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service. Such failure, delay, or diminution will not constitute an eviction or a disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except that Tenant will be entitled to an equitable abatement of Rent for the period of such failure, delay, or diminution if (1) Tenant was using the Premises or such affected portion for the conduct of Tenant’s business operations immediately prior to such failure, delay, or diminution, (ii) such failure, delay, or diminution is directly attributable to Landlord’s gross negligence or intentional misconduct, (iii) such failure, delay, or diminution prevents Tenant from using, and Tenant does not use, the Premises or the affected portion thereof for the conduct of Tenant’s business operations therein, and (iv) such failure, delay, or diminution continues for more than two (2) consecutive business days (or ten (10) business days in any twelve (12) month period) after delivery of written notice of such failure, delay, or diminution from Tenant to Landlord. Landlord will not be liable, under any circumstances, for a loss of or injury to property or for injury to or interference with Tenant’s business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Paragraph. Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to promptly correct any such interruption of utilities or services. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of or inability to provide any services required to be provided by Landlord hereunder. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, at its sole discretion, may comply with such mandatory controls or voluntary guidelines and, accordingly, require Tenant to so comply. Landlord shall not be liable for damages to persons or property for any such reduction, nor shall such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of Rent, or operate to release Tenant from any of Tenant’s obligations under this Lease, except as specifically provided in this Paragraph 9.6.

Landlord _______________ Tenant ______________

10.       Maintenance.

10.1       Tenant’s Duties. Tenant shall, at its sole cost, maintain, repair, replace, and repaint, all in first class condition, the interior of the Premises, all building systems exclusively serving the Premises and located within the Premises or the walls of the Premises, and any damage to the Premises or the Project resulting from the acts or omissions of Tenant or Tenant’s Invitees. Tenant shall maintain all communications conduit, equipment, and wiring serving the Premises, whether in the Premises or not (and specifically including all wiring, equipment, and conduit located on the roof of the Building), regardless of the ownership of said conduit or wiring, subject to Landlord’s reasonable approval of Tenant’s maintenance/repair contractor and manner of maintenance/repair. If Tenant fails to maintain, repair, replace, or repaint any portion of the Premises or the Project as provided above then following thirty (30) days’ written notice thereof to Tenant, Landlord may, at its election, maintain, repair, replace, or repaint any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord, as Additional Rent, for Landlord’s actual cost thereof plus a supervisory fee in the amount of ten percent (10%) of Landlord’s actual cost. Notwithstanding the foregoing, if following Tenant’s payment (or performance) of its obligations under this Paragraph, Landlord receives payment from an insurer for such work, Tenant will be entitled to receive such proceeds (after Landlord has first been fully reimbursed for its costs and expenses relative thereto including Landlord’s costs and expenses in obtaining such proceeds) to the extent Tenant previously paid or incurred third party costs relative thereto.

10.2       Landlord’s Duties. Landlord shall, as a part of the Operating Expenses, maintain the structural portions of the Project including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and common areas and shall also maintain and repair the basic mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems (provided, however, that Landlord’s obligation with respect to any such systems shall be to repair and maintain those portions of the systems located in the core of the Project or in other areas outside of the Premises, but Tenant shall be responsible to repair and maintain any distribution of such systems throughout the Premises), except to the extent of Tenant’s obligations as set forth in Paragraph 10.1, above. Landlord’s failure to perform its obligations set forth above will not release Tenant of its obligations under this Lease, including without limitation Tenant’s obligation to pay Rent. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principles of law with respect to Landlord’s obligations for tenantability of the Premises and Tenant’s right to make repairs and deduct the expense of such repairs from rent.

11.       Parking.

11.1       General Parking Rights. Subject to the remaining provisions of this Paragraph 11, Landlord grants to Tenant (for the benefit of Tenant only) the right to the non-exclusive use of the parking garage associated with the Project (the “Parking Garage”) and the parking area within the boundaries of and serving the Project located in the surface parking lot across Centinela Road (the “Surface Lot,” and collectively with the Parking Garage, the “Parking Areas”). Tenant’s use of the Parking Areas shall be subject to such reasonable, non-discriminatory rules as Landlord may, in its sole discretion, adopt from time to time with respect to the Parking Areas, including without limitation (i) rules providing for the payment of charges or fees by users of the Parking Areas, and in such event the charges or fees shall be deemed Additional Rent, (ii) rules limiting tenants of the Project (including, without limitation, Tenant) to the use of, or excluding the use of, certain parking spaces or certain portions of the Parking Areas, in order to maintain the availability of accessible parking spaces for clients, guests, and invitees of tenants of the Project, and (iii) rules limiting tenants of the Project (including without limitation Tenant) to the use of a restricted number of parking spaces or a restricted area within the Parking Areas. Notwithstanding anything to the contrary in this Paragraph, Landlord may, at its election, construct improvements upon or otherwise alter in any manner the Parking Areas, provided that Landlord makes parking available to Tenant elsewhere within the Project (or within a reasonable distance from the Premises) that is equal to or greater than the amount of parking to which Tenant is entitled as described in Paragraph 11.2, below. Landlord reserves the right to grant certain tenants in the Project the exclusive right to park in specified areas of the Parking Areas, to the exclusion of all other tenants. Tenant acknowledges that the exercise of the rights reserved to Landlord under this Paragraph may result in a decrease in the number of parking spaces available to Tenant, and no such decrease shall affect Tenant’s obligations under this Paragraph or entitle Tenant to any abatement of Rent.

Landlord _______________ Tenant ______________

11.2       Parking Spaces. As of the Rent Commencement Date (and subject to temporary interruptions in connection with Landlord’s continued development of the Project, as provided below), Tenant will be entitled to and pay rent for zero (0) unreserved spaces in the Parking Garage and four (4) unreserved spaces in the Surface Lot. On the first day of each calendar month during the Term, Tenant shall pay, as Additional Rent, Landlord’s then-standard monthly parking charge for each such parking space allotted to Tenant. As of the date hereof, Landlord’s standard monthly parking charges are $130.00 per unreserved space in the Parking Garage and $75.00 per unreserved space in the Surface Lot. All visitor parking shall be in the Parking Area. Tenant may also request the right to rent additional parking spaces on a monthly basis which Landlord shall consider, subject to availability, in Landlord’s sole discretion. All parking charges are Additional Rent relative to the granting of such parking rights and are not an offset to any Direct Expenses, nor may such charges be waived through non-use (or otherwise).

12.       Signs.

12.1       General Signage Conditions . Landlord may at any time change the name of either or both of the Building and/or the Project and install, affix, and maintain all signs on the exterior and interior of the Building and other buildings within the Project as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building or the Project. Subject to Tenant’s signage rights under Paragraph 12.2, below, Tenant may not place, construct, or maintain any sign, advertisement, awning, banner, or other exterior decoration (collectively, “sign”) inside or outside the Premises which is visible from the exterior of the Premises, or on the Building or any other portion of the Project, without Landlord’s prior written consent. Any sign that Tenant is permitted by Landlord to place, construct, or maintain in the Premises or on the Building or the Project (including pursuant to Paragraph 12.2, below) must comply with Landlord’s sign criteria applicable to the Project, including, without limitation, criteria relating to size, color, shape, graphics, and location (collectively, the “Sign Criteria”), and shall comply with all applicable laws, ordinances, CC&R’s (or similar recorded instruments), rules, or regulations, and Tenant shall obtain any approvals required by such laws, ordinances, CC&R’s (or similar recorded instruments), rules, and regulations. Landlord makes no representation or warranty with respect to Tenant’s ability to obtain any such approval. Tenant shall, at Tenant’s sole cost, make any changes to any sign, whether in the Premises or on the Building, as required by any new or revised applicable laws, ordinances, rules, or regulations. Tenant shall, additionally, maintain, repair, and replace all of Tenant’s signs (including, specifically, those installed pursuant to Paragraph 12.2, below) in first class condition. Nothing contained in this Paragraph 12 will limit the Landlord’s right to grant signage rights to other tenants of the Building, or to affect the signage rights of any tenant of the Building.

12.2       Tenant’s Individual Signage Rights. Subject to compliance with the requirements of Paragraph 12.1, above, Tenant shall be entitled signage depicting Tenant’s name that is placed on the common area wall adjacent to the Premises. This signage will be installed by Landlord at Landlord’s expense not to exceed $500. Tenant will not be entitled to signage anywhere else in or on the Premises, Building, or Project.

Landlord _______________ Tenant ______________

13.	Rules, Regulations, and Covenants. Tenant shall observe (and shall cause Tenant’s Invitees to observe) faithfully and comply strictly with any rules and regulations which Landlord may from time to time adopt for the Project (and provide Tenant with a copy of), as well as any recorded easement agreements, maintenance agreements, CC&R’s, or like instruments affecting the Building and/or the Project, whether now existing or hereafter adopted or amended from time to time (all of the foregoing, collectively, “Rules"). Landlord has no duty or obligation to enforce any Rule against any other tenant, and Landlord will not be liable to Tenant for violation of any Rule by any other tenant, or any other tenant’s agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees. Tenant acknowledges that Landlord reserves the right, from time to time, to enter into leases or other agreements by which Landlord agrees to restrict the use of all or any portion of the Project (including the Premises) from certain uses. All such leases and other agreements, whether now existing or entered into in the future, shall be binding upon Tenant and in no event shall Tenant utilize the Premises for any use so prohibited; provided, however, no such restriction may prevent Tenant from using the Premises for the Permitted Use.

14.	Early Access/Insurance. If prior to the Rent Commencement Date Tenant is planning to (and as may be permitted by Landlord) make any Alterations (as defined below) to the Premises, or install any of Tenant’s personal property, then (i) Tenant shall, at Tenant’s sole cost, prior to first entering onto the Project, obtain and thereafter at all times maintain (a) “Builder’s Risk” or “Course of Construction” insurance with respect to any actual construction work, and (b) all of the insurance to be maintained by Tenant during the Term, and (ii) the Term, and all obligations of Tenant under the provisions of this Lease other than those relating to the obligation to pay Rent, shall be operative. Any work pursuant to this Paragraph shall be subject to all of the provisions of Paragraph 23, below. Nothing in this Paragraph shall be construed as granting permission to Tenant to enter the Premises, or to make any Alterations, prior to the Lease Commencement Date and no such right shall exist, except as specifically agreed to by Landlord elsewhere in this Lease; provided however, that even if work done pursuant to this Paragraph would constitute a Minor Alteration as that term is defined in Paragraph 23.2 below, such work shall require Landlord’s written consent.

15.	Intentionally Omitted

16.	Public Liability and Property Damage Insurance. Throughout the Lease Term, Tenant shall, at Tenant’s sole cost, maintain commercial general liability and property damage insurance (i) with a combined single limit of liability of not less than $2,000,000.00 (above and beyond defense costs), (ii) insuring (a) against all liability of Tenant and Tenant’s Invitees arising out of or in connection with Tenant’s use or occupancy of the Premises, including, without limitation, Tenant’s use, maintenance, repair, and replacement of systems and equipment either contained within the Premises or in air spaces, walls, roof areas, or other portions of the Building or the Project and which exclusively serve the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, (iii) naming Landlord, its agent, and any Lender as additional insureds, (iv) containing cross-liability endorsements, and (vi) which includes products liability insurance (if Tenant is to sell merchandise or other products derived, assembled, or produced from the Premises). Not more frequently than once every two (2) years, if in the commercially reasonable opinion of Landlord, the amount of such insurance at that time is not adequate, Tenant shall increase such insurance as reasonably required by Landlord. In addition to the foregoing, throughout the Lease Term, Tenant shall maintain (and provide Landlord with proof of) workers compensation insurance in at least the statutorily required amount.

Landlord _______________ Tenant ______________

17.	Fire and Extended Coverage Insurance. Tenant shall, at Tenant’s sole cost, maintain on Tenant’s Alterations and Tenant’s Personal Property (as defined below) a policy of standard fire and extended coverage and special form insurance, with “inflation guard,” vandalism, and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage, in each case to the extent of at least 100% of full replacement value, and issued in the name of Tenant with Landlord, Landlord’s Lender, and Landlord’s designated agent as additional insureds. Such “full replacement value” shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two (2) years, either Landlord or Tenant may, at its election, notify the other that it elects to have the replacement value re-determined by an insurance company. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the insurance company. Such policy shall be promptly adjusted according to such redetermination. The foregoing casualty insurance may be maintained under blanket policies so long as there is no diminution in the quality or availability of the required coverage.

18.	Business Interruption Insurance. Tenant shall obtain and maintain, throughout the Term, business interruption insurance in amounts sufficient to reimburse Tenant for direct or indirect costs and loss of income attributable to all events/perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Project as a result of such events/perils or otherwise.

19.	Insurance Generally. If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease (or is within 48 hours of such a failure), then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord, as Additional Rent, for any premiums for any such insurance within ten (10) business days after Tenant receives a copy of the premium notice. Insurance required to be maintained by Tenant under this Lease shall be in form and content reasonably satisfactory to Landlord and its Lender and (i) shall be issued as a primary policy, by insurance companies authorized to do business in the state in which the Project is located with a Best’s Rating of at least “A-” and a Best’s Financial Size Category rating of at least “X,” as set forth in the most current edition of “Best’s Insurance Reports” (unless otherwise approved by Landlord), or such higher rating as may be required by any Lender, (ii) shall name Landlord, Landlord’s agent(s), and any Lender as additional insureds, (iii) shall consist of “occurrence” based coverage, without provision for subsequent conversion to “claims” based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord and any Lender (Note: the words “endeavor to” and “failure to mail such notice shall impose no obligation or liability…” or any words of similar meanings contained in any insurance certificate regarding the obligation set forth in this clause (iv), are unacceptable and these two phrases must be struck if they appear in the printed certificate form), and (v) shall not provide for a deductible or co-insurance provision in excess of $5,000.00. Tenant shall, at least thirty (30) days prior to the expiration of each such policy, furnish Landlord with a renewal of or “binder” extending such policy. Tenant shall promptly, upon request, deliver to Landlord copies of such policy or policies or (if acceptable to Landlord’s Lender) certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums. Nothing contained in this Lease (nor any subsequent act or inaction by Landlord) shall be construed as a representation that the scope of coverage or limits of liability specified to be carried by the Tenant are adequate to protect the Tenant or its interests.

Landlord _______________ Tenant ______________

20.	Waiver of Subrogation. Tenant releases Landlord and Landlord’s guests, invitees, customers and licensees (collectively, “Landlord’s Invitees”) from all claims for damage, loss, or injury to Tenant’s Personal Property and to the systems, equipment, fixtures, personalty, and Alterations of Tenant in or on the Premises and the Project to the extent such damage, loss, or injury is covered by any insurance policies carried by Tenant and in force at the time of such damage. Tenant shall cause all insurance policies obtained by it pursuant to this Lease to provide (if such provision is generally commercially available) that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any damage, loss, or injury covered by such policy. Landlord releases Tenant and Tenant’s Invitees from all claims for damage, loss, or injury to the Premises and the Project to the extent such damage, loss, or injury is covered by any insurance policies carried by Landlord and in force at the time of such damage. Landlord shall cause all insurance policies obtained by it pursuant to this Lease to provide (if such provision is generally commercially available) that the insurance company waives all rights of recovery by way of subrogation against Tenant in connection with any damage, loss, or injury covered by such policy.

21.	Landlord’s Insurance. Landlord shall maintain (in addition to such other coverages which Landlord elects to maintain or which its Lender might require) the following insurance, in such amounts and with such limits as Landlord shall determine in its reasonable discretion: (i) public liability insurance; (ii) fire and extended coverage (all risk or special form) insurance, with (at Landlord’s election) rental loss coverage; and (iii) boiler and machinery insurance, if applicable. The premiums, costs, expenses, co-insurance payments, and deductibles (or similar costs or charges) of and/or with respect to any insurance maintained from time to time by Landlord (all of the preceding, collectively, “Insurance Expenses”) shall constitute Direct Expenses. Any such coverage may be part of an umbrella or blanket policy, whereupon the premiums, costs, and expenses hereof will be reasonably apportioned between the Project and the other properties so included under such policy(ies).

22.	Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant’s personal property installed or located in or on the Premises, including without limitation, trade fixtures, furnishings, equipment, and inventory (collectively, “Tenant’s Personal Property”) and any Alterations. On written demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges are levied against Landlord or Landlord’s property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant’s Personal Property or Alterations, and if Landlord pays such taxes, assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Tenant’s Personal Property or Alterations, then Tenant, on demand, shall immediately reimburse Landlord, as Additional Rent, for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord’s assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy.

23.	Alterations. Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, “Alterations”) unless Tenant first obtains Landlord’s written consent to such Alteration and otherwise complies with the provisions of this Paragraph 23; provided, however, that, subject to Paragraph 14 of this Lease, no such consent will be required in connection with any Minor Alterations (as defined below).

Landlord _______________ Tenant ______________

23.1       Request for Consent. At least fifteen (15) days prior to making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations, which plans must (i) in the case of a Minor Alterations, be in sufficient detail to, among other things, provide Landlord with reasonable evidence that such Alterations are of a nature that Landlord’s consent is not required, and (ii) in the case of any other Alterations, in sufficient detail to allow Landlord and its consultants to fully evaluate the proposed Alterations and their affect upon the Premises and the Project. Landlord will not unreasonably withhold, condition, or delay its consent to any Alterations for which consent is required; except that, in the case of exterior Alterations or Alterations which will be visible from outside the Premises or which will affect any structural components of the Project, Landlord shall have the right to grant or withhold its consent in the exercise of its sole discretion. In addition to the foregoing requirements, if the proposed Alteration requires approval by or notice to the lessor of a superior lease or the holder of a deed of trust encumbering the Project, no Alteration shall be commenced until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or deed of trust with respect to the proposed Alteration or alteration have been met or complied with at Tenant’s expense; and Landlord, if it approves the Alteration, will request such approval or give such notice expeditiously, as the case may be, and thereafter diligently pursue obtaining such approval.

23.2       Minor Alterations. Notwithstanding anything to the contrary contain herein, minor, interior cosmetic Alterations such as painting, wall papering, carpeting or hanging pictures or moving furniture and temporary partitions or cubicles (the aggregate cost of which will not exceed $5,000.00, and which Alterations will not be visible from outside the Premises or affect any structural components of the Project) will not require Landlord’s prior consent so long as (i) Tenant notifies Landlord in writing of the nature and extent of such Alterations at least fifteen (15) days before commencing such Alterations (which information must have sufficient detail to, among other things, provide Landlord with reasonable evidence that such Alterations are of a nature that Landlord’s consent is not required), and (ii) Tenant complies with all reasonable conditions which may be imposed by Landlord including, but not limited to, the requirements of Paragraph 23.3, below, and Landlord’s selection of specific contractors or construction techniques. Any Alterations meeting the foregoing requirements to avoid the necessity of obtaining Landlord’s consent are referred to herein as a “Minor Alterations”).

23.3       Additional Requirements. Tenant shall, prior to the commencement of any Alterations, and at Tenant’s sole cost, (i) acquire (and deliver to Landlord a copy of) any required permit from the appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant’s sole cost, in a prompt and expeditious manner), (ii) provide Landlord with ten (10) business days’ prior written notice of the date the installation of the such Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, (iii) pay Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations (excluding Minor Alterations), and (iv) if applicable, obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant’s employees installing or involved with such Alterations (which insurance Tenant shall maintain on an occurrence basis in force until completion of the Alterations). In addition, Tenant shall comply with all reasonable conditions which may be imposed by Landlord relative to such Alterations including, but not limited to, Landlord’s selection of specific contractors or construction techniques.

Landlord _______________ Tenant ______________

23.4       Ownership of Alterations. All Alterations shall, upon the Expiration Date of this Lease, become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date; except that, Landlord may, at its election, require Tenant to remove any or all of the Alterations, provided that Landlord notifies Tenant in writing prior to commencement of the Alterations. If Landlord so elects to have the Alterations removed, Tenant shall, at its sole cost, on or before the Expiration Date, repair and restore the Premises to the condition of the Premises prior to the installation of the Alterations which are to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics’ and materialmen’s liens resulting from or relating to any Alterations or other construction. Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) within twenty (20) days after written demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in California, in an amount equal to 150% of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and (b) Landlord may, at its election, require Tenant to pay Landlord’s attorneys’ fees and costs incurred in participating in such an action.

24.       Surrender of Premises and Holding Over.

24.1       Surrender. On the Expiration Date, Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant is obligated to remove as expressly set forth above) in a first class and clean condition, less any normal wear and tear, free of trash and debris including cleaning of all flooring; all walls shall be patched and painted; all signage installed by Tenant on any portion of the Buildings or Project shall be removed and the surfaces repaired, including restoration of the signage mounting surfaces to their pre-existing condition; all sign circuits, electrical circuits, and lighting fixtures shall be in good operating condition; all roof penetrations arising from Tenant’s occupancy of the Premises shall be in a watertight condition; and all doors, windows, locks, and hardware shall be in operable condition upon the termination of this Lease. Tenant shall additionally, as of the Expiration Date, remove all of Tenant’s Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant’s Personal Property, and Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior or interior doors). Landlord may elect to retain or dispose of in any manner any Alterations or Tenant’s Personal Property that Tenant does not remove from the Premises on the Expiration Date as required by this Lease by giving written notice to Tenant. Any such Alterations or Tenant’s Personal Property that Landlord elects to retain or dispose of shall immediately upon notice to Tenant vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or Tenant’s Personal Property. Tenant will be liable to Landlord for Landlord’s costs for storing, removing (including related restoration work), or disposing of any such Alterations or Tenant’s Personal Property. If Tenant fails to surrender the Premises to Landlord on the Expiration Date in the condition required by this Paragraph, Tenant shall indemnify, defend, and hold Landlord harmless from and against all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant.

24.2       Holding Over. If Tenant remains in possession of the Premises after expiration of the Term with Landlord’s express written consent, Tenant’s occupancy shall be a month-to-month tenancy at a rental rate agreed upon by Landlord and Tenant but, in no event less than the 150% of the Basic Monthly Rent and Additional Rent payable under this Lease during the last full month before the date of expiration of the Term (prorated on a daily basis) for the first two months of holding over, and a rental rate equal to 200% of the Monthly Basic Rent in effect immediately prior to expiration of the Term (prorated on a daily basis) thereafter. The month-to-month tenancy shall be on the terms and conditions of this Lease except as provided in the preceding sentence. If Tenant holds over after the expiration or earlier termination of the Term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to the greater of 150% of the Basic Monthly Rent in effect immediately prior to expiration of the Term (prorated on a daily basis) for the first two months of holding over, and a rental rate equal to 200% of the Monthly Basic Rent in effect immediately prior to expiration of the Term (prorated on a daily basis) thereafter, and otherwise subject to the terms, covenants, and conditions herein specified, so far as applicable including, without limitation, the obligation to pay increased Additional Rent as provided herein. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute consent to a holdover tenancy hereunder or result in a renewal. The foregoing provisions this Paragraph 24.2 are in addition to, and do not affect, Landlord’s right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon expiration or other termination of this Lease. The provisions of this Paragraph 24.2 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law. In addition to the foregoing, if Tenant fails to surrender the Premises to Landlord on the Expiration Date in the condition required by Paragraph 24.1, Tenant shall indemnify, defend, and hold Landlord harmless from and against all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant.

Landlord _______________ Tenant ______________

25.       Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each an “Event of Default”):

25.1       The abandonment (as defined in the California Civil Code 1951.3) of the Premises by Tenant.

25.2       Tenant’s failure to make any payment of Rent (including late charges) as and when due. No grace period prior to the imposition of a late charge pursuant to Paragraph 27, below, shall extend the date when such Rent is due and payable, and Tenant shall be in default under this Lease if such payment is not timely made. In the case of Basic Monthly Rent, payments must be received on or before the first day of each calendar month, and Tenant shall be in default if such Rent is not paid by such date.

25.3       Tenant’s failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding two paragraphs or the next succeeding paragraph, where such failure shall continue for a period of fifteen (15) days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, that if the nature of Tenant’s default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such fifteen (15) day period and thereafter diligently prosecutes such cure to completion within ninety (90) days after Landlord’s written notice. Such written notice will be deemed to satisfy the statutory notice requirements of applicable unlawful detainer statutes and will be in lieu thereof (and not in addition thereto). Tenant acknowledges that Landlord only agreed to the inclusion of such notice requirement on the condition that such notice would constitute the legally required notice following a default and Tenant waives any claim, counterclaim, or defense to any action relating to an unlawful detainer on the basis that such notice, was insufficient to meet such statutory notice requirement or was in any other manner defective, and Tenant agrees that it will be estopped from raising any such argument in any action by Landlord. Notwithstanding the foregoing, if (i) Tenant commits two similar defaults during any twelve (12) month period or less, (ii) Tenant receives notices of default on each separate occasion, and (iii) each such default could have been cured within a twenty-four (24) hour period from the date Tenant received notice of such default, then, as to any further, similar default that thereafter occurs during the same twelve (12) month period, Landlord may treat such default as an Event of Default and exercise its remedies under Paragraph 26, below, without giving Tenant any further notice of default or opportunity to cure.

25.4       Tenant’s failure to timely deliver an estoppel certificate to Landlord in accordance with the provisions of Paragraph 42, below, or a subordination, non-disturbance, and attornment agreement in accordance with Paragraph 41, below.

Landlord _______________ Tenant ______________

25.5       The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant’s becoming bankrupt, insolvent or a “debtor” as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within sixty (60) days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease (unless possession is restored to Tenant within sixty (60) days after such taking); the attachment, execution, or judicial seizure of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within sixty (60) days after such attachment, execution, or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

26.       Landlord’s Remedies. Landlord shall have the following remedies if Tenant commits an Event of Default under this Lease. These remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease or now or later allowed by law.

26.1       Continuation of Lease. No act by Landlord shall terminate Tenant’s right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant’s right to possession. As long as Landlord does not terminate Tenant’s right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect Rent when due and enforce all the other provisions of this Lease, and (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant’s account, for a period shorter or longer than the remaining Term of this Lease. Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including, without limitation, brokers’ commissions, attorneys’ fees, advertising costs, and expenses of remodeling the Premises for such reletting. The parties agree that Landlord is to have the remedy described in California Civil Code Section 1951.4 (which effectively provides that a lessor may continue a lease in effect after the lessee’s breach and recover rent as it becomes due), and Tenant hereby acknowledges that this Lease meets the requirements of such statutory provision and that Tenant’s rights to sublet or assign hereunder are subject only to reasonable limitations.

26.2       Rent from Reletting. If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness from Tenant to Landlord other than Rent due from Tenant, (ii) all costs incurred by Landlord in such reletting, and (iii) Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Rent as it becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

26.3       Termination of Tenant’s Right to Possession. Landlord may terminate Tenant’s right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant’s right to possession. Such written notice will result in the immediate termination of this Lease upon the date such right of possession is terminated. Upon termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The “worth at the time of the award” of the amounts referred to in clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate. The “worth at the time of the award” of the amount referred to in clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

Landlord _______________ Tenant ______________

26.4       Landlord’s Right to Cure Default. Landlord, at any time after Tenant commits an Event of Default, may cure such Event of Default at Tenant’s sole cost. If Landlord at any time, by reason of Tenant’s default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, along with a supervisory fee in the amount of ten percent of such amount so expended by Landlord, and shall be deemed Additional Rent under this Lease. If Tenant fails to timely pay any amount due under this Paragraph within ten (10) business days of receipt of Landlord’s invoice for such costs, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amount until it is paid.

26.5       Enforcement Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amounts until it is paid.

27.       Interest and Late Charges. Late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Premises. Therefore, if any Rent (in the form of good funds) is not received by Landlord within five (5) days of its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of five percent (5%) of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver or cure of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, as provided above, if any such Rent is not paid within thirty (30) days of the date such Rent was due, then Tenant shall pay to Landlord interest on such overdue Rent (from such 30th day until all amounts, including interest, are paid in full) at the rate of seven percent (7%) above the “reference rate” announced from time to time by Bank of America, NT&SA (the “Default Rate”). If such reference rate ceases to be announced, then a comparable “prime rate” shall be utilized, as selected by Landlord.

28.       Intentionally Omitted.

Landlord _______________ Tenant ______________

29.	Payment of Rent by Cashier’s Check. If a late charge is payable under this Lease, whether or not collected, for three or more installments of Basic Monthly Rent or other Rent due under this Lease, or if any payment made by Tenant in the form of a personal or business check is returned by the bank it was drawn upon for whatever reason, including but not limited to insufficient funds, then Landlord, at Landlord’s option, may require Tenant to submit future payments to Landlord in the form of a certified cashier’s check, money order, or by wire transfer. Tenant’s obligation to provide payment in the aforementioned manner shall continue in full force and effect until Landlord, in its sole discretion, determines otherwise. Tenant further agrees to reimburse Landlord, as Additional Rent, Landlord’s actual costs imposed by Landlord’s bank or financial institution arising from Tenant’s returned check(s). These costs shall be in addition to any late charges payable by Tenant pursuant to this Lease.

30.	Destruction. If the Building is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then, subject to the remainder of this Paragraph, (i) Landlord shall promptly commence work necessary to restore the Building to substantially the same condition as it was in immediately before such destruction and shall diligently prosecute such restoration work until completed, (ii) Landlord shall not be required to restore Tenant’s Alterations or Tenant’s Personal Property, unless they are specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (iii) such destruction shall not terminate this Lease (except as provided below), and (iv) all obligations of Tenant under this Lease shall remain in effect, except that the Basic Monthly Rent and Additional Rent shall be abated or reduced, between the date of such destruction and the date of substantial completion of restoration, by the ratio of (a) the Rentable Square Footage of the Premises rendered unusable or inaccessible by the destruction, to (b) the Rentable Square Footage of the Premises prior to such destruction. Notwithstanding anything to the contrary in this Paragraph, either party shall have ten (10) business days from the date of Landlord’s determination that this sentence applies to the subject destruction/reconstruction, in which to terminate this Lease if Landlord determines that (1) it will likely take more than either (A) 330 days following the date of such casualty, or (B) 270 days from obtaining all required permits for such reconstruction, in which to complete such work, (2) such destruction (which is not de minimus in nature) occurs during the last year of the Term, or (3) then-existing laws do not permit such restoration. Additionally, Landlord may, at its election, terminate this Lease by so notifying Tenant in writing on or before the later of sixty (60) days after such destruction or thirty (30) days after Landlord’s receipt of the proceeds (or written notice of the amount of proceeds) from insurance maintained by Landlord, if (I) such destruction exceeds twenty percent (20%) of the then-replacement value of the Premises, the Building, or the Project, or (II) Landlord reasonably determines that the cost of such restoration will exceed the amount of insurance proceeds relating to such destruction actually received by Landlord from insurance maintained by Landlord, excluding deductibles, by more than five percent of such cost of restoration. If Landlord or Tenant so terminates this Lease, then (x) Landlord shall have no obligation to restore the Project, (y) Landlord shall retain all insurance proceeds relating to such destruction, and (z) this Lease shall terminate as of thirty (30) days after such notice of termination from Landlord to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises. If Landlord restores the Premises following any such destruction, Tenant shall immediately refixturize, re-equip, and (if applicable) restock the Premises and shall re-open the Premises for business as soon thereafter as is reasonably practicable. If Tenant does not intend to so reopen the Premises for business, it must notify Landlord in writing within twenty (20) business days of such damage or destruction, whereupon Landlord may cease its repair work and terminate this Lease. Additionally, if Landlord fails to substantially complete such restoration work within one year, Tenant may, by thirty (30) days’ written notice to Landlord delivered after such year (during which period of time such restoration is not substantially completed), terminate this Lease.

Landlord _______________ Tenant ______________

31.       Condemnation. If during the Term, or during the period of time between the execution of this Lease and the Lease Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a “Condemnor”), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a “Condemnation”), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Paragraph. If such Condemnation is of the entire Premises, then this Lease shall terminate on the date the Condemnor takes possession of the Premises (the “Date of Condemnation”). If such Condemnation is of any portion, but not all, of the Premises, then this Lease shall remain in effect, except that, if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises, then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the “Termination Notice”) within thirty (30) days after the date that the nature and extent of the Condemnation have been determined. Such termination shall be effective on the earlier of (i) the date that is thirty (30) days after the giving of the Termination Notice, or (ii) the Date of Condemnation. If Tenant does not give to Landlord the Termination Notice within such thirty (30) day period, then all obligations of Tenant under this Lease shall remain in effect, except that (unless the Premises are restored as set forth below) Basic Monthly Rent shall be reduced by the ratio of (a) the Rentable Square Footage of the Premises taken to (b) the Rentable Square Footage of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Paragraph, if, within thirty (30) days after Landlord’s receipt of the Termination Notice, Landlord notifies Tenant that Landlord at its cost will add to the remaining Premises (or substitute for the Premises other comparable space in the Project) so that the Rentable Square Footage of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within one hundred fifty (150) days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that Basic Monthly Rent and Additional Rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of (A) the Rentable Square Footage of the Premises taken to (B) the Rentable Square Footage of the Premises immediately prior to the Date of Condemnation. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant thirty (30) day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the Premises. A temporary Condemnation of the Premises, or any part of the Premises, for less than one hundred eighty (180) days, shall not constitute a Condemnation under this Paragraph; but the Basic Monthly Rent shall abate as to the portion of the Premises affected during such temporary Condemnation. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the “Award”) shall belong to and be paid to Landlord. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant’s right, title, and interest in and to any part of the Award, except that Tenant shall receive from the Award any sum paid expressly to Tenant from the Condemnor for Tenant’s Personal Property or for severance damages. Landlord and Tenant waive the provisions of any statute (including without limitation California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other court) to terminate this Lease in the event of a partial Condemnation of the Premises.

Landlord _______________ Tenant ______________

32.       Assignment and Other Transfers.

32.1       Restriction on Transfer. Without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, and except as permitted by Paragraph 32.3, below, none of the following shall occur (nor be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a “Transfer”): (i) any assignment, sublease, disposition, sale, concession, license, license agreement for the use of any portion of the Premises, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises; or (ii) any assignment, disposition, sale, transfer, acquisition, or issuance of equitable interests (whether stock, partnership or otherwise) in Tenant, to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) twenty-five percent (25%) or more of the aggregate issued and outstanding equitable interests in Tenant.

32.2       Transfer Provisions Generally. Landlord shall not be liable in damages to Tenant or to any proposed subtenant, assignee or other transferee (any of the preceding a “Proposed Transferee”) if such consent is adjudicated to have been unreasonably withheld, and, in such event, Tenant’s sole remedy shall be to have the proposed Transfer declared as valid as if Landlord’s consent had been given. At least thirty (30) days prior to entering into any proposed Transfer, Tenant shall submit to Landlord the sum of $1,500.00 (as payment toward Landlord’s and Landlord’s attorneys’ cost of reviewing, consenting to, rejecting and/or consummating any proposed Transfer), and a written notice (“Tenant’s Notice”) which includes (i) a fully executed copy of the instrument of transfer (i.e. the sublease or assignment) relating to the proposed Transfer, along with all related agreements, documents, instruments, exhibits, and escrow instructions, (ii) the name and address of the Proposed Transferee, (iii) an abstract of the terms and conditions of the proposed Transfer, including without limitation the economics of such Proposed Transfer and the commencement or effective date of the proposed Transfer, which shall be at least thirty (30) days after Tenant’s Notice is given, and (iv) the nature, character, and current financial information and references with respect to the Proposed Transferee and the business of the Proposed Transferee, in reasonably sufficient detail to enable Landlord to determine the Proposed Transferee’s financial responsibility. Within twenty (20) days after Landlord’s receipt from Tenant of such sum and Tenant’s Notice, and all documentation requested of Tenant by Landlord, Landlord shall notify Tenant whether Landlord has consented to the proposed Transfer. Any consent by Landlord to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer within ninety (90) days of the commencement or effective date of the proposed Transfer (as set forth in Tenant’s Notice) or, if Tenant’s Notice fails to identify such a date, then within one hundred fifty (150) days of the Tenant’s Notice, then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this Paragraph before making a Transfer. Landlord shall not have unreasonably withheld its consent with respect to any Transfer if (among other things) Landlord shall not have received such sum or Tenant’s Notice, if the nature or character of the Proposed Transferee is not in keeping with the dignity and character of the Building and the surrounding area, if the Proposed Transferee’s proposed use is materially and adversely different than the Permitted Use or Tenant’s prior use, if the proposed Transfer will result in the diminution of the value or marketability of the Building or the Project, if Landlord is not reasonably satisfied that the Proposed Transferee is creditworthy, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Landlord is a party or by which the Project may be bound. No Transfer shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease. Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent and other amounts generated from any Transfer, and any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease). Unless otherwise agreed to by all parties, the Tenant’s Security Deposit (if any) shall be retained by Landlord and returned to the lawful tenant in possession of the Premises at the time of the Lease termination, subject to the terms and conditions of Paragraph 6 of this Lease. Any Transfer documentation shall contain the following provisions, which provisions whether contained in such Transfer documentation or not, shall apply to such Transfer: (a) Such Transfer shall be subject and subordinate to, and bound by, all provisions of this Lease; (b) No Proposed Transferee shall be permitted to enter into any Transfer without Landlord’s prior written consent; and (c) At Landlord’s option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, by operation of law or otherwise, prior to the expiration of such Transfer, the Proposed Transferee shall make full and complete attornment to Landlord for the balance of the term of such Transfer. Such attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Landlord that the Proposed Transferee shall execute and deliver to Landlord within five (5) days after request by Landlord. Tenant shall promptly reimburse Landlord for Landlord’s reasonable cost (less the $ 1,500.00 previously paid) of reviewing, consenting to, rejecting, and/or consummating any proposed Transfer, including without limitation reasonable attorneys’ fees and costs/fees of Landlord’s Lender in connection therewith. If Tenant fails to pay such amount within fifteen (15) business days of written demand, Tenant shall be in default hereunder and Landlord shall have the right, in addition to its other rights and remedies under this Lease, to revoke its prior approval of the proposed Transfer if such Proposed Transferee has not yet taken over possession of the Premises.

Landlord _______________ Tenant ______________

32.3       Excess Rent and Recapture. Except as provided in Paragraph 32.4, below, Tenant shall promptly pay to Landlord, as and when received, seventy-five percent (75%) of all rents and other consideration (after all of Tenant’s reasonable third-party expenses for any tenant improvement allowance, broker commission, attorney’s fees, and marketing costs incurred in connection with such Transfer are deducted), of whatever nature, payable by the Proposed Transferee (or receivable by Tenant) pursuant to or as a result of any Transfer, which exceed (i) in the case of a sublease of a portion of the Premises, the portion of the Basic Monthly Rent that is allocable to the portion of the Premises subleased (such allocation based on the Rentable Square Footage of the portion subleased), or (ii) in the case of any other Transfer, the Basic Monthly Rent. Landlord additionally has the right, in the event Tenant indicates in Tenant’s Notice that it desires to assign this Lease or sublet all or any portion of the Premises to any party other than a Permitted Transferee, at Landlord’s election, by giving written notice (the “Recapture Notice”) to Tenant within fifteen (15) days after receipt of Tenant’s Notice, to recapture the Premises and terminate this Lease. If Landlord elects to exercise such right and delivers a Recapture Notice to Tenant, Tenant shall have ten (10) business days in which to rescind Tenant’s Notice, in which case Landlord’s right to recapture the Premises shall terminate with respect to such Tenant’s Notice; provided the termination of Landlord’s right to recapture shall not be deemed a waiver of any subsequent right to recapture. If Tenant declines to rescind Tenant’s Notice within such ten (10) business day period, this Lease shall automatically be deemed terminated as of the commencement or effective date stated in Tenant’s Notice for the proposed Transfer, and Tenant shall surrender possession of the Premises as of such date (and any failure to do so shall constitute a default hereunder). Landlord’s giving of a Recapture Notice shall not constitute Landlord’s consent to Tenant’s proposed Transfer.

32.4       Permitted Transferee. Notwithstanding anything to the contrary contained in this Paragraph 32, no consent of Landlord will be required for any Transfer to any of the following (any of which will constitute a “Permitted Transferee”):

32.4.1       Any parent, wholly-owned subsidiary, or other company of which Tenant owns all or substantially all of the voting and beneficial interests, or which company owns all or substantially all of the voting and beneficial interests in Tenant, and which parent, subsidiary, or other company has a net worth (determined in accordance with GAAP) equal to or greater than Tenant’s net worth as of the day before such transaction or as of the Lease Commencement Date, whichever is less;

Landlord _______________ Tenant ______________

32.4.2       Any surviving or successor entity resulting from a merger, consolidation, or sale of substantially all of the assets of Tenant, where the net worth of the resulting or acquiring company exceeds (as determined in accordance with GAAP) the net worth of the Tenant as of the day prior to such transaction or as of the Lease Commencement Date, whichever is less; or

32.4.3       Any sale of stock in connection with a “public offering” on one of the nationally recognized securities exchanges (such as, without limitation, NYSE or NASDAQ).

Notwithstanding the foregoing, and as a condition to the effectiveness of any such Transfer to a Permitted Transferee, at least twenty (20) days prior to any proposed Transfer to a Permitted Transferee, Tenant shall notify Landlord in writing of its intention to undertake such a Transfer and provide Landlord with sufficient information to confirm that such entity will in fact be a Permitted Transferee. Landlord shall keep all such information confidential. Other than the right to engage in such a Transfer to a Permitted Transferee without Landlord’s consent, all other provisions of Paragraph 32.2 shall apply to such a Transfer.

33.       Landlord’s Reserved Rights.

33.1       Common Areas. Landlord, as owner of the Project, in addition to Landlord’s other rights, reserves the right from time to time: (i) to temporarily utilize portions of the Common Areas for, among other things, entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which, in Landlord’s reasonable judgment, are appropriate; (ii) to utilize the lighting standards and other areas or improvements in the Common Areas for advertising, notice purposes, or other reasonable purposes; (iii) to close any of the Common Areas to the extent required in the opinion of Landlord’s legal counsel to prevent a dedication of any of the Common Areas or the accrual of any rights to any person or to the public in and to any portion of the Common Areas; (iv) to close, temporarily, any of the Common Areas for maintenance purposes; (v) to designate other property outside the boundaries of the Project to become part of the Common Areas; (vi) to close off or otherwise utilize portions of the Common Areas while constructing improvements or making repairs or alterations to any portion of the Project; (vii) to utilize portions of the Common Areas, on a temporary basis, as a staging area for any construction work by Landlord or its affiliates, agents, tenants, or contractors; and (viii) to make any changes to the Common Areas, or any part of the Project, including without limitation changes to buildings or other improvements, the addition of new buildings or other improvements, and/or changes in (among other things) the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic. In exercising such rights, Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises.

Landlord _______________ Tenant ______________

33.2       Continued Development of Project. Tenant acknowledges that, as more particularly provided below, the development of the Project is continuing and may, at Landlord’s election, include the construction of additional buildings and improvements within the Project, including in areas which currently constitute Common Areas. Tenant is entering into this Lease with a full understanding of the possible ramifications/effects of such future development work on its tenancy and the rental charged hereunder takes such factors into account. Tenant further acknowledges and agrees that Landlord may, from time to time, at its sole election, construct (including, without limitation, additional buildings), reconstruct (including without limitation the replacement of certain improvements with other improvements), improve (including tenant improvements), modify, expand, or otherwise alter the Project (collectively, “Construction Work”), or portions thereof (in no event however will Landlord have any obligation to do so). Tenant acknowledges that any such Construction Work will necessarily involve, among other things, the generation of noise, dust, and vibrations, barricading portions of the Project and the placement of scaffolding within the Project, demolition, structural alterations, storage of materials and equipment within the Project, and the presence of workmen within the Project, all of which may require the rearrangement of the Common Areas, including, without limitation, landscaping, parking areas (which may include the provision of temporary parking areas during periods of construction), roadways, lighting facilities, and the re-direction of vehicular and pedestrian traffic. Additionally, it is anticipated that the parking structure serving the Premises may be closed during the construction of further improvements above such parking structure. The results of such closure will include, among other things, the temporary relocation of Tenant’s parking from the parking structure to other portions of the Project or to nearby property. Further, Landlord hereby reserves such licenses and easements in, on, above or below the Premises as may be reasonably required (i) for the installation, inspection, surveying, maintenance, or construction of mains, conduits, shafts, columns, footings, piers, pipes or other facilities to serve any building within the Project, or (ii) for any Construction Work; provided, however, Landlord will use its good faith efforts to minimize any unreasonable interference with Tenant’s use, occupancy, or enjoyment of the Premises as contemplated by this Lease. Except as provided below, Tenant waives any and all claims, defenses, rights of offset, or deductions based upon any inconvenience suffered by Tenant or any interruption of or interference with Tenant’s business including, without limitation, any loss of business, damage to property, loss of electronic information, or inconvenience to Tenant or Tenant’s Invitees as a result of or relating to such Construction Work. Landlord hereby reserves for itself and its agents, employees, licensees and contractors, the right to enter the Premises to the extent reasonably necessary to pursue such Construction Work upon 24 hours’ prior notice to Tenant. The exercise of any of Landlord’s rights pursuant to this Paragraph will not entitle Tenant to any abatement of Rent or other claim, right of offset, or defense against Landlord, except that if such Construction Work results in Tenant being unable to access the Premises, or portions thereof, for the Permitted Use for a period of greater than five (5) business days, Tenant shall be entitled to equitable abatement of the Rent for such period of time during which it is unable to access the Premises. Tenant further acknowledges that expansion of the Project may affect the amount of the Lease Expenses and the portion thereof payable by Tenant.

34.       Easements. Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises and the Project, provided that no such acts materially and adversely affect Tenant’s rights of ingress or egress to the Building and the Premises or Tenants right to use the Premises. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord. Tenant irrevocably appoints Landlord as Tenant’s special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant if Tenant refuses or fails to do so within ten days of written request.

35.       Access by Landlord. Landlord and any of Landlord’s Invitees shall have the right to enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and upon 24 hours’ notice, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (iv) to post “for sale” or “for rent” or “for lease” signs during the final nine months of the Term, (v) to show the Premises to brokers, lenders, agents, prospective buyers, prospective tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Project, the Premises or any portion of the Project or the Premises, and (vi) to shore the foundations, footings, and walls of the Project, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Landlord shall have the right to enter the Premises at any time, without prior notice to Tenant. Landlord’s rights under this Paragraph extend, with Landlord’s consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner’s agents, employees, officers, and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting directly from the grossly negligent acts or willful misconduct of Landlord or Landlord’s Invitees. Tenant shall not be entitled to any abatement or reduction of Basic Monthly Rent or other Rent because of the exercise by Landlord of any rights under this Paragraph.

Landlord _______________ Tenant ______________

36.       Indemnity. Tenant hereby agrees to indemnify, defend, protect, and hold harmless Landlord and its shareholders, officers, directors, agents, property managers, employees, contractors, and the partners comprising Landlord (if any) from and against all Claims (as defined below) and all costs, expenses, and attorneys’ fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, the term “Claims” shall mean all liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims made by third parties (except to the extent they result from Landlord’s grossly negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant’s or Tenant’s Invitees’ use of the Premises, (ii) the conduct of Tenant’s business, (iii) any activity, work, or things done, permitted, or suffered by Tenant or any of Tenant’s Invitees in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligence of Tenant or any of Tenant’s Invitees. If any action or proceeding is brought against Landlord or its shareholders, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) by reason of any such Claims, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole cost by legal counsel satisfactory to Landlord.

37.       Exemption of Landlord from Liability. Except to the extent caused by Landlord’s grossly negligent acts or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord shall not be liable for, any of the matters set forth in the preceding Paragraph or any of the following: injury to Tenant’s business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant’s Invitees, or any other persons in, upon, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sewer lines, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant. This Lease shall not be affected or impaired by any change to any part of the Project or any sidewalks, streets, or improvements nearby the Project.

38.       Hazardous Substances.

38.1       Landlord’s Liability. Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statue), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), such as common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products, may have come (and may in the future come) to be located on or beneath the Premises and/or the Project. Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with environmental laws that relate to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following: (i) Hazardous Material present in the soil or ground water on the Project of which Landlord has no knowledge as of the effective date of this Lease; (ii) a change in environmental laws which relate to Hazardous Material which make that Hazardous Material which is present on the Project as of the effective date of this Lease, whether known or unknown to Landlord, a violation of such new environmental laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to, or under, the Project after the effective date of this Lease; or (iv) Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other lessees of the Project or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with environmental laws relating to Hazardous Material on the Project for which Landlord is legally liable and which are paid or incurred by Landlord shall be an Operating Expense (and Tenant shall pay Tenant’s Share thereof in accordance with Paragraph 7.3) unless the cost of such compliance as between Landlord and Tenant is made the responsibility of Tenant pursuant to Paragraph 38.2, below. To the extent any such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Expense to which such recovery or reimbursement relates.

Landlord _______________ Tenant ______________

38.2       Tenant’s Covenants. Tenant covenants, represents, and warrants to the Landlord that its use of the Premises, the Building, and the Project will be in full compliance with all environmental laws. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against all actions, liabilities, damages, losses, costs, expenses, attorneys’ fees, and claims (except to the extent they arise as a result of Landlord’s grossly negligent acts or willful misconduct), arising from or relating to: (i) any discharges, releases, or threatened releases of any Hazardous Material into ambient air, water, or land by Tenant or Tenant’s Invitee’s from, on, under, or above the Premises, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant’s Invitees, or otherwise from, on, or under, the Premises, or (iii) a violation of any environmental law on, under, or above the Premises (for purposes of this Lease, “environmental laws” shall mean any Federal, State, or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z’berg-Dills Solid Waste Management and Recovery Act, and California Health and Safety Code Section 25359.7). Tenant agrees to promptly reimburse Landlord for all of Landlord’s costs arising from periodic monitoring of Tenant’s use, handling, or storage of Hazardous Materials at or surrounding the Premises. Tenant shall not cause or permit any Hazardous Material to be generated, brought onto, used, stored, or disposed of in or about the Premises, the Building, or the Project by Tenant or its agents, employees, contractors, subtenants, or invitees, except for limited quantities of standard office and janitorial supplies. Tenant shall: (a) use, store, and dispose of all such permitted Hazardous Material in strict compliance with all applicable environmental laws in effect during the Lease Term that govern and/or relate to Hazardous Material, public health and safety and protection of the environment, and (b) comply at all times during the Lease Term with all environmental laws. If the Premises are contaminated (or, due to the acts or omissions of Tenant or Tenant’s Invitees, the Project is contaminated) by any Hazardous Material during the Term, then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Landlord may elect to either (A) demand that Tenant perform all remediation required by Landlord (to Landlord’s satisfaction and at Tenant’s sole cost, necessary to return the Premises (and/or the Project) to at least as good a condition as the Premises (or the Project) are in as of the date of this Lease, which Tenant shall immediately do upon receipt of notice from Landlord, or (B) proceed to cause such investigation, clean-up, and remediation work which Landlord deems necessary or desirable to be undertaken, whereupon the entire cost thereof (plus a supervisory fee equal to ten percent of such cost) will be payable by Tenant to Landlord upon demand as Additional Rent. If, after demand by Landlord, as provided in this Paragraph, Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord’s election, perform or cause to be performed such remediation and Tenant shall immediately, upon demand, pay the cost thereof to Landlord, plus a supervisory fee in the amount of ten percent of such cost. Tenant’s obligations and liability under this Paragraph shall survive the termination of Tenant’s tenancy and the Term of this Lease, except that nothing contained in this Paragraph shall be deemed to impose liability on Tenant for any problem arising after the Term of this Lease provided neither Tenant nor Tenant’s Invitees contributed to such problem during the Term of the Lease.

Landlord _______________ Tenant ______________

38.3       Definition of Hazardous Materials. As used in this Lease, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes, without limitation: (a) any “hazardous substance”, as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code Sections 9601 -9675); (b) “hazardous waste”, as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code Sections 6901-6992k); (c) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect); (d) petroleum products; (e) radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code Sections 2011-2297; (f) asbestos in any form or condition; and (g) polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

39.       Prohibition Against Mold, Lead-Based Paint, and Asbestos-Containing Materials. Tenant shall not allow or permit any lead based paint to be used in the Premises, nor shall Tenant allow or permit any condition to occur which could result in the growth of mold within the Premises. Additionally, Tenant shall not allow or permit any materials which contain asbestos in any form or concentration (“Asbestos-Containing Materials”) to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including, without limitation, building or construction materials and supplies. Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord shall have the right, upon 24 hours’ notice, to enter upon and conduct inspections of the Premises to determine Tenant’s compliance with this Paragraph (except in the event of an emergency wherein Landlord shall have the right to enter immediately without any notice required). If Tenant violates the foregoing covenants relating to lead-based paint, mold, and Asbestos-Containing Materials (collectively “Prohibited Substances”), then (a) Tenant shall, upon notice from Landlord, immediately remove and remediate any damage from such Prohibited Substances at Tenant’s sole cost, (b) such removal and remediation shall comply with all applicable laws, regulations, and requirements, (c) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection and testing of the Premises conducted by Landlord, and (d) unless Tenant completes such removal within thirty (30) days after notice from Landlord, Landlord may, at its election, do either or both of the following: (i) declare an Event of Default (without the requirement of any notice under Paragraph 25.3) and exercise Landlord’s remedies hereunder, including, without limitation, terminate this Lease upon ten days prior written notice to Tenant, and/or (ii) remove and remediate such Prohibited Substances and obtain reimbursement from Tenant for the cost of such removal and remediation, including a supervisory fee payable to Landlord in the amount of ten percent of the removal and disposal cost. Tenant shall indemnify Landlord and Landlord’s directors, officers, employees, and agents against all costs, liabilities, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys’ fees, arising from (A) the presence of Prohibited Substances upon the Premises, to the extent that such Prohibited Substances are used, stored, or otherwise permitted in the Premises or used in the construction of any Alterations by Tenant or Tenant’s agents, employees, representatives, or independent contractors, (B) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Prohibited Substances upon or from the Premises, to the extent that such Prohibited Substances are used, stored, or otherwise permitted in the Premises or used in the construction of any improvements or Alterations to the Premises by Tenant or Tenant’s agents, employees, representatives, or independent contractors, or (C) Tenant’s failure to perform its obligations to remove such Prohibited Substances under this Paragraph. The provisions of this Paragraph shall not apply to any Prohibited Substances brought onto the Premises by Landlord or Landlord’s Invitees or resulting from the acts of Landlord or Landlord’s Invitees.

Landlord _______________ Tenant ______________

40.       Security Measures. Tenant acknowledges that, although the Building may contain a restricted access entry system, (i) the Basic Monthly Rent does not include the cost of any security measures for any portion of the Project (ii) Landlord shall have no obligation to provide any such security measures, (iii) Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s Invitees in, on, or about the Project. If Landlord provides any security measures at any time, then the cost thereof shall be included as part of the Operating Expenses, but Landlord will not be obligated to continue providing such security measures for any period of time, Landlord may discontinue such security measures without notice and without liability to Tenant, and Landlord will not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant, Tenant’s property, and Tenant’s Invitees. Tenant releases Landlord from all claims (other than due to Landlord’s gross negligence or intentional misconduct) for damage, loss, or injury to Tenant, Tenant’s Invitees, and/or to the personal property of Tenant and/or of Tenant’s Invitees, even if such damage, loss, or injury is caused by or results from the criminal, reckless, or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord’s knowledge of such crimes or conduct, and Tenant hereby undertakes to remain informed regarding such issues.

41.       Subordination and Attornment.

41.1       Priority of Title. This Lease and Tenant’s rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises. If any such mortgage or deed of trust is foreclosed, or if any such ground lease is terminated (or if the Premises is transferred in lieu of foreclosure or termination), then upon the election of the Lender or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or transfer or to the lessor under such ground lease, as the case may be. The provisions of this Paragraph shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any commercially reasonable instruments that Landlord, any Lender, or the lessor under any ground or underlying lease, may request to evidence such subordination, provided such instrument contains customary non-disturbance language in favor of Tenant and is consistent with the provisions of the next sentence. If a Lender or lessor of any ground or underlying lease affecting the Premises has elected Tenant’s attornment as provided above, and such Lender or lessor shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure, or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than one month’s installment of Basic Monthly Rent or any other Rent, (iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, (v) Tenant shall promptly execute and deliver any commercially reasonable instruments that may be necessary to evidence such attornment, (vi) upon such attornment, this Lease shall continue in effect as a direct lease (whether separately documented or not) between such successor landlord and Tenant upon and subject to all of the provisions of this Lease, and (vii) Tenant shall be entitled to quiet enjoyment of the Premises for so long as Tenant is not in default under the terms of this Lease or any substitute lease referenced above. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease.

Landlord _______________ Tenant ______________

42.       Estoppel Certificate. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent, or other payment constituting Rent which has been paid, (v) whether or not Tenant or Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease in favor of Tenant, and (vi) such other matters as Landlord may reasonably request. Tenant’s failure to deliver such certificate within such ten-day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any lender or proposed lender, and any purchaser or proposed purchaser of the Project that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rent has been paid more than thirty (30) days in advance, neither Tenant nor Landlord is in default under this Lease, and no defenses or rights of offset under the Lease exist in favor of Tenant. Landlord will similarly, in connection with any lending or Transfer transaction, upon ten days’ written request from Tenant, execute an estoppel certificate in favor of Tenant’s proposed lender or Transferee confirming (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications, (ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent, or other payment constituting Rent which has been paid, and (v) whether or not to the best of Landlord’s knowledge Tenant is in default under this Lease.

43.       Waiver. No delay or omission in the exercise of any right or remedy of Landlord in the event of any default or Event of Default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default other than the particular Rent payment accepted. Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than the Rent actually due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rent due on such Receipt Date or (ii) to pay when due the full amount of such Rent to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. Tenant hereby waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant’s waivers set forth in this Paragraph are a material part of the consideration for Landlord’s entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

Landlord _______________ Tenant ______________

44.       Brokers. Tenant represents that no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease other than the Tenant’s broker, if any, listed in the Principal Lease Provisions, and Tenant has not dealt with any other real estate broker, agent, finder, or other person, relative to this Lease in any manner. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against all liabilities, damages, losses, costs, expenses, attorneys’ fees and claims arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with Tenant. Landlord shall be responsible, upon satisfaction of the requirements of a separate written listing agreement between Landlord and Landlord’s broker, for the payment of the commission due and owing to Landlord’s brokers, if any, identified in the Principal Lease Provisions (or any other brokers engaged by Landlord), pursuant to such separate written agreement between Landlord and Landlord’s broker. Landlord’s broker, if any, will in turn be responsible for the payment of any commission due and owing to Tenant’s broker identified in the Principal Lease Provisions, if any, pursuant to a separate written agreement between Landlord’s broker and Tenant’s broker.

45.       Limitations on Landlord’s Liability. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Project, and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Project. Neither Landlord nor Landlord’s shareholders, members, officers, directors, agents, property managers, employees, contractors, or the partners comprising Landlord (if any) shall be personally liable for any deficiency.

46.       Sale or Transfer of Premises. If Landlord sells or transfers the Project (whether voluntarily or involuntarily), Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit and/or prepaid rent to Landlord’s successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

47.       Quitclaim Deed. Tenant shall execute and deliver to Landlord on the Expiration Date, promptly on Landlord’s request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

48.       No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

Landlord _______________ Tenant ______________

49.       Confidentiality. Except as essential to the consummation of the transaction contemplated by this Lease (together with all amendments and addenda hereto), or in connection with a legitimate business purpose (such as in connection with a sale or loan transaction), Tenant shall keep and maintain the terms of this Lease and the transactions contemplated by this Lease in strict confidence. Nothing provided herein, however, shall prevent Tenant from disclosing to its legal counsel and/or certified public accountants, prospective purchasers, or lenders the existence and terms of this Lease or any transaction under this Lease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires Tenant to disclose this Lease, the terms of this Lease, the transaction contemplated by this Lease and/or any aspect of this Lease; provided that Tenant and its agents, representatives, and professional advisors use reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement.

50.       Relocation. Landlord may, at its election, upon at least 30 days’ written notice to Tenant, relocate Tenant and substitute for the Premises other space in the Project containing at least as much Rentable Square Footage as the Premises. If Tenant confirms in writing to Landlord within five days of receipt of such written notice from Landlord that it will vacate the Premises and occupy the new location within the time frame set forth in the notice from Landlord, then Landlord shall, at its cost, improve such substitute space with improvements at least equal in quantity and quality to those then existing in the Premises and Landlord shall reimburse Tenant for Tenant’s reasonable expenses incurred in connection with such relocation, including moving expenses, door lettering, and telephone relocation. If Tenant fails to send such written confirmation notice to Landlord within such five day period, such failure shall be deemed to constitute Tenant’s election to continue to occupy the Premises for an additional 15 day period beyond the time frame set forth in Landlord’s notice, in which event Landlord shall have no obligations to improve such substitute space and pay Tenant’s reasonable relocation costs as set forth in the preceding sentence. Failure by Tenant to relocate as provided in this Paragraph shall constitute a default under this Lease and Tenant acknowledges that it will, in addition, be liable for Landlord’s additional damages incurred as a result of any failure by Tenant to timely vacate the Premises (including damages resulting from lost opportunities). Landlord shall not be held liable for any damages arising out of Tenant’s relocation. Such substitute space shall become the “Premises” for purposes of this Lease following Tenant’s taking possession of such substitute space.

51.       Miscellaneous.

51.1       This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

51.2       Upon Landlord’s written request, Tenant shall promptly furnish to Landlord, from time to time, financial statements certified by Tenant to be true and correct, reflecting Tenant’s then current financial condition. Such financial statements shall include a current balance sheet and a profit and loss statement covering the most recent 12-month period available. In addition, upon Landlord’s written request, Tenant shall allow Landlord, or a certified public accountant of Landlord’s choosing, to determine Tenant’s current financial condition by reviewing Tenant’s current financial books, records, and accounts.

51.3       Notwithstanding any other provision in this Lease to the contrary, Tenant shall refrain from selling or otherwise distributing any alcoholic beverages and such sales are expressly forbidden under this Lease notwithstanding the fact that Tenant may hold the appropriate license as issued and/or approved by the California Alcoholic Beverage Control Agency.

Landlord _______________ Tenant ______________

51.4       This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If the Premises are located outside of California, then the references in this Lease to California statutes shall be deemed to include any relevant statute of the jurisdiction in which the Premises are located that is comparable to such California statutes.

51.5       For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of Culver City, California (whether or not the Premises are located in Culver City, California) and Landlord and Tenant hereby consent to the jurisdiction of the Courts of the County of Los Angeles.

51.6       Tenant covenants and agrees not to protest or in any way oppose any application for a license to serve or sell liquor filed by tenants or other users of space within the Project.

51.7       Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a limited liability company, a trust, an estate, or any other entity.

51.8       Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

51.9       In the event any litigation, arbitration, mediation, or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and reasonable attorney’s fees and expert witness fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees and expert witness fees.

51.10       This Lease shall become effective and binding upon the parties when it has been executed by each of Landlord and Tenant; notwithstanding the fact that the Term of this Lease (i.e. Tenant’s rights of full occupancy hereunder) will not commence until the Lease Commencement Date.

51.11       Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons.

51.12       The headings of the Paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

Landlord _______________ Tenant ______________

51.13       Time and strict and punctual performance are of the essence with respect to each provision of this Lease. All references to “days” in this Lease will refer to calendar days, unless such reference specifically indicates that “business days” are intended. Business days will mean and refer to all calendar days other than Saturdays, Sundays, and national or California state holidays.

51.14       Each party to this Lease and its legal counsel have had an opportunity to review and revise this Lease. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any Addendum or Exhibit to this Lease, and such rule of construction is hereby waived by Tenant.

51.15       All notices required or permitted to be given by Tenant to Landlord shall be in writing and shall be personally delivered or sent by a nationally recognized overnight express courier service that provides written confirmation of delivery to Landlord at the address set forth in the Principal Lease Provisions of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt. Landlord or Tenant must give a notice of a change of its address to the other, if such address changes. Notwithstanding the foregoing, routine correspondence between Landlord and Tenant shall be deliverable by regular U.S. mail, by fax, or by other such means of delivery as may become customary.

51.16       If more than one person is Tenant, then the obligations of Tenant under this Lease shall be the joint and several obligations of each of such persons; provided, however, that any act or signature of one or more of any of such persons and any notice or refund given to or served on any one of such persons shall be fully binding on each of such persons.

51.17       All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions. All indemnity, defense, and hold harmless obligations of Tenant hereunder shall survive the termination of this Lease.

51.18       All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

51.19       Any claim, demand, rights, or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within 12 months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of this Paragraph is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

51.20       This Lease, the Exhibits (i.e. Exhibit A – Description/Depiction of Project; Exhibit B - Description/Depiction of Premises; and Exhibit D - Memorandum of Lease Commencement) and Addenda, if any, attached hereto (which are incorporated herein by this reference), constitute all of the covenants, promises, assurances, representations, warranties, statements, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Project, and there are no other covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them. Except as herein otherwise provided, no subsequent alteration, change, modification, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them. Notwithstanding the foregoing, Landlord may, from time to time, establish and amend such Rules, regulations, and signage criteria, in a written form, for the benefit of the Project and Building, as it deems appropriate. Violations of such Rules, regulations, and signage criteria by Tenant or Tenant’s Invitees shall constitute a material default of this Lease.

Landlord _______________ Tenant ______________

51.21       Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

_______________	_______________
Landlord’s Initials	Tenant’s Initials

51.22       This Lease, upon full execution, supersedes and revokes any and all previous leases governing the Premises, lease negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Landlord or Tenant. The Tenant acknowledges it has not been induced to enter into this Lease by any representations not set forth in this Lease, nor has it relied on any such representations. No such representations should be used in the interpretation or construction of this Lease and Landlord shall have no liability for any consequences arising as a result of any such representations.

51.23       Each party to this Lease hereby represents and warrants that:

a.       The Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) has not listed such party of any of such party’s affiliates, or any person that controls, is controlled by, or is under common control with such party, on its list of Specially Designated Nations and Blocked Persons; and

b.       It is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, the United States Treasury Department, or United States Office of Homeland Security as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or pursuant to any law, order, rule or regulation that is enforced or administered by the OFAC.

51.24       Tenant hereby covenants by and for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through Tenant, that this Lease is made and accepted upon and subject to the following conditions:

That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, race, color, creed, religion, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased nor shall the Tenant, or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, lessees, sublessees, subtenants, or vendees in the Premises herein leased.

[signatures on following page]

Landlord _______________ Tenant ______________

IN WITNESS WHEREOF, Landlord and Tenant have executed this Standard Form-Modified Gross Office Lease as of the date first set forth above.

LANDLORD:	CRP PACIFICA PLAZA SPE, L.L.C., a Delaware limited liability company

By:
Name:
Its:

TENANT:	FoundationAll, LLC,
a ____________limited liability company

By:
Name:
Its:

By:
Name:
Its:

[If Tenant is a corporation, this Lease must be executed by (i) the chairman of the board, the president or any vice president and (ii) the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case Tenant must provide reasonable written evidence thereof at the time of execution of this Lease.]

Landlord _______________ Tenant ______________

Exhibit A

Description/Depiction of Project

Pacifica Plaza office building comprised of approximately 111,425 rentable square feet, located at 6101 Centinela Avenue, Culver City, CA, 90230.

Landlord _______________ Tenant ______________

Exhibit B

Description/Depiction of Premises

Landlord _______________ Tenant ______________

Exhibit C

Intentionally Omitted

Schedule 1 to Exhibit C

Intentionally Omitted.

Exhibit D on following page

Landlord _______________ Tenant ______________

Exhibit D

Memorandum of Lease Commencement

This MEMORANDUM OF LEASE COMMENCEMENT (this “Memorandum”) is made and entered into as of ___________________, 2014, by and between CRP Pacifica Plaza SPE, L.L.C., a Delaware limited liability company (“Landlord”), and FoundationAll, LLC, a ______________ limited liability company (“Tenant”), with respect to that certain Standard Form-Modified Gross Office Lease between Landlord and Tenant dated as of July 10, 2014 (the “Lease”). Capitalized terms used in this Memorandum but not defined herein have the meanings given such terms in the Lease.

The Lease Commencement Date occurred on ___________________, 2014. The Initial Lease Term shall expire on ___________________, 20__, unless sooner terminated pursuant to the Lease, or extended as permitted by the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth above.

LANDLORD:

CRP PACIFICA PLAZA SPE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

TENANT:

FoundationAll, LLC,
a _______________ limited liability company

By:
Name:
Its:

By:
Name:
Its:

Landlord _______________ Tenant ______________

GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is executed effective July 10, 2014, by John H. Davis, IV (“Guarantor”), whose address for notices is 6101 W. Centinela Avenue, Suite 394, Culver City, CA 90230, in favor of CRP Pacifica Plaza SPE, L.L.C., a Delaware limited liability company (“Landlord”), having an address for notices at 11100 Santa Monica Boulevard, Suite 750, Los Angeles, CA 90025. Guarantor covenants and agrees as follows:

1.   Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

1.1.  Landlord, as landlord, and FoundationAll, LLC, a _______________ limited liability company (“Tenant”), as tenant, are concurrently herewith entering into a STANDARD FORM MODIFIED GROSS OFFICE LEASE dated July 10, 2014 (the “Lease”) with respect to certain premises located within the Building located at 6101 W. Centinela Avenue, Culver City, California 90230.

1.2.  Landlord would not have entered into the Lease with Tenant without having received this Guaranty executed by Guarantor as an inducement.

1.3.  By this Guaranty, Guarantor intends to unconditionally guarantee the full, timely, and complete performance of all of Tenant’s covenants and obligations set forth in or arising out of the Lease (collectively, the “Guaranteed Obligations”).

2.  Guaranty. For valuable consideration, Guarantor absolutely and unconditionally guarantees, upon demand, to and for the benefit of Landlord, the full, timely, and complete payment and performance of all of the Guaranteed Obligations. This Guaranty constitutes an absolute, direct, immediate, and unconditional guarantee of timely payment and performance, and not merely of collectability, and shall include, without limitation, all primary, secondary, direct, indirect, fixed, and contingent obligations of Tenant to pay rent, additional rent, late charges, common area charges, insurance, taxes, indemnifications, and other fees, charges, sums, costs, and expenses which may be owing by Tenant at any time in connection with the Guaranteed Obligations, as such may be modified, amended, extended, or renewed from time to time. If a specific amount outstanding and owing by Tenant under the Lease or the Guaranteed Obligations is determined by a court of competent jurisdiction, that determination shall be conclusive and binding on Guarantor, regardless of whether or not Guarantor was a party to the proceeding in which such determination was made. If Tenant defaults in the payment of any amount when due under the Lease, Guarantor shall, in lawful money of the United States, pay to Landlord or order, on demand, all sums due and owing under the Lease. Additionally, Guarantor shall assume responsibility for and shall fully perform all of the other Guaranteed Obligations promptly upon receiving written notice from Landlord that Tenant has failed to perform any of such obligations in accordance with the Lease. No delay by Landlord in providing notice of a default by Tenant or making demand hereunder will affect Guarantor’s obligations under this Guaranty. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable until all of the Guaranteed Obligations have been fully satisfied (or waived by Landlord in a writing specifically for the benefit of Guarantor, at which time this Guaranty shall terminate and be of no further force or effect, except as otherwise set forth herein). If at any time all or any part of any payment received by Landlord from Tenant, Guarantor, or any other person under or with respect to the Lease or this Guaranty is refunded or rescinded pursuant to any court order (including without limitation any court order arising out of the insolvency, bankruptcy, or reorganization of Tenant, Guarantor or any other guarantor), then the Guarantor’s obligations under this Guaranty shall, to the extent of the payment refunded or rescinded, be deemed to have continued in existence, notwithstanding previous receipt of payment by Landlord, regardless of any contrary action by Landlord, as though such previous payment to Landlord had never occurred (and such contrary action had not been taken). This Guaranty shall not be affected or limited in any manner if recovery against Tenant upon the Guaranteed Obligations (or any portion of the Guaranteed Obligations) may be (or becomes) barred by any statute of limitations or may be (or becomes) otherwise unenforceable (unless the Lease is unenforceable due to the Landlord’s fraud, misrepresentation, or breach of the Lease), or if the Guaranteed Obligations (or any portion of the Guaranteed Obligations) arise(s) from transactions which may be voidable as the result of bankruptcy, insolvency, fraudulent conveyance, receivership, or offsets not arising out of the Lease. This Guaranty shall not be affected or limited in any manner by whether the Guaranteed Obligations are (i) now or hereafter made, incurred, or created, (ii) voluntary or involuntary, (iii) absolute or contingent, (iv) liquidated or unliquidated, and/or (v) determined or undetermined. This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with others, primarily, or secondarily.

John H. Davis, IV/FoundationAll, LLC

3.  Amendment or Assignment. This Guaranty shall not be affected or limited in any manner by (a) any assignment of, or any modification or amendment (by agreement, course of conduct, or otherwise) to, all or any portion of any lease, agreement, instrument, and/or document with respect to or that evidences the Guaranteed Obligations, or (b) the renewal, extension, and/or modification, at any time, of any of the Guaranteed Obligations. By this Guaranty, Guarantor hereby guarantees Tenant’s performance of the Guaranteed Obligations as so amended, assigned, renewed, extended, or modified whether or not such amendment, assignment, renewal, extension, or modification is with the consent of or notice to Guarantor; provided, however, Guarantor’s obligations under this Guaranty may not be increased as a result of any such amendment, renewal, extension, or modification which increases the obligations of the Tenant beyond those which were in existence prior to such amendment, renewal, extension, or modification, unless such amendment, renewal, extension, or modification is done with Guarantor’s consent.

4. Remedies. If Tenant defaults with respect to any of the Guaranteed Obligations, and if Guarantor does not satisfy Tenant’s obligations immediately upon his receipt of written notice of such default from Landlord, Landlord may, at its election, proceed immediately against Guarantor hereunder (as if such default arose from the direct and primary obligation of such Guarantor), or Tenant, or both of Tenant and Guarantor. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights it may enforce against Tenant under the Guaranteed Obligations after such termination, then Landlord may, at its election, enforce such rights against the Guarantor. In the event of any default under this Guaranty, an action or actions may be brought and prosecuted against the Guarantor, whether or not Tenant or any other guarantor is joined in such action(s) or a separate action or actions are brought against Tenant or any other guarantor. Landlord may maintain successive actions for separate defaults. Unless and until the Guaranteed Obligations have been fully satisfied or waived in writing by Landlord, the Guarantor shall not be released from his obligations under this Guaranty irrespective of (i) the exercise by Landlord of any of Landlord’s rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof), (ii) any release by Landlord of Tenant or any other guarantor, (iii) any such action or any number of successive actions, or (iv) the satisfaction by Guarantor of any liability under this Guaranty incident to a particular default. Landlord may, at its sole discretion, perform any or all of Guarantor’s obligations hereunder, in which case, Guarantor shall reimburse Landlord immediately upon demand for all costs and expenses, including all reasonable attorneys’ fees, that Landlord incurs in performing such obligations, together with interest on those sums from and after the date(s) they are incurred at the rate of 15% per annum.

5. Waivers. Guarantor hereby represents and warrants (which representation and warranty is being relied upon by Landlord in entering into the Lease and accepting this Guaranty) that each of the waivers set forth in this Guaranty is made with Guarantor’s full knowledge of its significance and consequences after discussion with Guarantor’s own competent legal counsel, which counsel has made Guarantor aware of the relevant circumstances and likely consequences of each such waiver and has explained to Guarantor the true legal effect of each such waiver including Guarantor’s rights which Guarantor would have if it were not making such waivers. Based on the foregoing, Guarantor acknowledges that, under the circumstances, such waivers are reasonable and not contrary to public policy or law, and Guarantor hereby waives all rights and defenses otherwise available under applicable law to sureties including, without limitation, the following:

John H. Davis, IV/FoundationAll, LLC

5.1.  Guarantor waives all rights it would otherwise have to require Landlord, as a condition to Landlord’s exercise of any of its rights under this Guaranty, to (i) proceed against Tenant or any other guarantor, (ii) perfect, retain, protect, proceed against, or exhaust any security that Landlord holds or may hold from Tenant, or (iii) pursue any other remedy in Landlord’s power. The foregoing waiver includes, without limitation, a waiver of all of Guarantor’s rights under California Civil Code Sections 2845 and 2849 or similar laws.

5.2.  Guarantor waives the benefit of all statutes of limitations affecting Guarantor’s liability under this Guaranty to the extent permitted by law.

5.3.  Guarantor waives all defenses which Guarantor might otherwise have to its obligations under this Guaranty by reason of any disability of Tenant or any other person(s), including, without limitation, the incapacity, lack of authority, death, or disability of Tenant or any other person(s) or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Tenant or any other person(s). The foregoing waiver includes, without limitation, a waiver of all of Guarantor’s rights under California Civil Code Section 2810 and similar laws.

5.4.  Guarantor waives all defenses and rights which Guarantor might otherwise have to exoneration under this Guaranty, including, without limitation, all rights under California Civil Code Section 2819 and similar laws, based upon any alteration, modification, compromise, renewal, extension, or assignment of the Lease or any of the Guaranteed Obligations, whether done with or without the knowledge and/or consent of Guarantor and Guarantor hereby grants Landlord the right to take any such action relative to the Guaranteed Obligations without the knowledge or consent of Guarantor without in any manner affecting the liability of Guarantor under this Guaranty.

5.5.  Guarantor waives the right to claim or assert any defense of Tenant to the Guaranteed Obligations including, without limitation, any defense based upon failure of consideration, accord and satisfaction, impossibility of performance, or mistake (but excluding any defenses based on Landlord’s fraud, misrepresentation, or breach of the Lease).

5.6.  Guarantor waives all other defenses based on the termination of Tenant’s liability from any cause or the impairment of any other collateral or security for the Guaranteed Obligations (other than arising out of Landlord’s fraud, misrepresentation, or breach of the Lease).

5.7.  Guarantor waives all defenses it may otherwise have against Landlord based upon an election of remedies by Landlord.

5.8.  Regardless of whether or not Guarantor makes payments to Landlord, until the Lease has terminated and Landlord has been paid in full thereunder for a period of one year and one day, Guarantor waives all of its rights of subrogation, contribution, and reimbursement which it would otherwise have against Tenant in the event Guarantor suffers any liability under this Guaranty, including, without limitation, any rights under California Civil Code Sections 2847, 2848, and 2849 or similar laws.

5.9.  Guarantor waives all its rights to determine how, when, and what application of payments and credits shall be made on the Guaranteed Obligations; however, Guarantor shall be entitled to notice of how such payments and credits are applied.

5.10.  Guarantor subordinates to Landlord all of Guarantor’s rights to participate in any security now or later held by Landlord.

5.11.   Guarantor waives all its rights to receive notice of any default by Tenant.

5.12.   Guarantor waives all rights of recourse against Landlord by reason of any action Landlord may take or omit to take under the provisions of this Guaranty.

John H. Davis, IV/FoundationAll, LLC

5.13.  Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of non-payment, and all other notices of any kind, including without limitation all notices of the existence, creation, or incurring of new or additional obligations and any notice of acceptance of this Guaranty, which, upon execution by Guarantor, shall immediately be binding upon Guarantor.

5.14.  Guarantor waives all duties Landlord may have to investigate the authority of any representative, or purported representative, of Tenant to incur any obligation or enter into any agreement on behalf of Tenant.

5.15.  Guarantor waives all rights it may otherwise attain by reason of Landlord’s failure to enforce, or delay in enforcing, any of Landlord’s rights with respect to the Guaranteed Obligations.

5.16.  Guarantor waives all duties Landlord may have to disclose to the Guarantor any facts Landlord may now or in the future know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor.

Without limiting the foregoing, Guarantor hereby expressly waives any and all benefits Guarantor may otherwise maintain under California Civil Code Sections 2809, 2810, 2814, 2819, 2845, 2847, 2848, 2849, and 2950 and similar laws. Guarantor acknowledges that the waiver of the benefits of the above cited statutory provisions has the effect of eliminating certain rights and protections which Guarantor would otherwise have including, without limitation, certain rights to require Landlord to act in a particular manner as a condition to enforcing its rights against Guarantor under this Guaranty, certain rights to exoneration upon a modification of the Guaranteed Obligations, and certain rights to require the Landlord to pursue other remedies available to it prior to pursuing Guarantor.

6.  Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of the Guaranteed Obligations.

7.  Representations and Warranties. Guarantor hereby represents and warrants that the following are true and accurate as of the date of this Guaranty and shall be true at all times in the future while this Guaranty is outstanding: (i) this Guaranty is executed at Tenant’s request and not at the request of Landlord; (ii) Guarantor has sufficient net worth and sufficient liquidity of assets to enable Guarantor to promptly perform all of the Guaranteed Obligations as and when they are due; (iii) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; and (iv) Guarantor has carefully read and negotiated all provisions of this Guaranty and has consulted with competent legal counsel in connection therewith.

8.  Covenant of Diligence. Guarantor covenants that it is intimately aware of Tenant’s business and financial condition and that it has conducted a thorough investigation of all material factors regarding the making of the Lease and this Guaranty. Furthermore, Guarantor represents that it has the resources, access, and opportunity to remain informed at all times of the financial status of Tenant and of all other material information relative to the Lease and Guarantor’s obligations under this Guaranty; and Guarantor covenants to remain informed relative to all such matters as long as this Guaranty remains in effect. On the basis of the foregoing, Guarantor hereby waives any obligation which Landlord might otherwise have as a condition to enforcing Guarantor’s obligations under this Guaranty, to keep Guarantor informed relative to any information regarding the Lease, the Tenant, any security for the Lease, or any other factors affecting the obligations of Tenant or Guarantor.

John H. Davis, IV/FoundationAll, LLC

9.  Subordination. In the event of Tenant’s insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and/or the Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. The Guarantor hereby assigns to Landlord all claims which the Guarantor may have or acquire against Tenant or any assignee or trustee in bankruptcy of Tenant; provided, that such assignment shall be effective only for the purpose of assuring to Landlord full payment and performance of all of the Guaranteed Obligations. All promissory notes now or hereafter evidencing any indebtedness of Tenant to Guarantor shall be marked with a legend that such indebtedness shall be subordinate to the Guaranteed Obligations and, if Landlord so requests, shall be delivered to Landlord. Guarantor hereby authorizes Landlord to, from time to time, execute and file, on Guarantor’s behalf, financing statements and continuation statements and to execute such other documents and to take such other action as Landlord deems necessary or appropriate to perfect, preserve and enforce Landlord’s rights under this Guaranty. Guarantor shall not cause or permit any person with funds invested in Tenant or any affiliate of Tenant or Guarantor with funds loaned to Tenant to withdraw, demand or accept any repayment of such funds from Tenant without the prior written approval of Landlord which approval shall not unreasonably be withheld. Each such payment by Tenant in violation of this Guaranty shall be received by the person to whom paid in trust for Landlord, and the Guarantor shall cause such funds to be paid to Landlord immediately to be applied toward the Guaranteed Obligations. No such payment shall reduce or affect in any manner the liability of the Guarantor under this Guaranty; however, any such payment shall reduce the amount of the Guaranteed Obligations.

10.  Governing Law and Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. For purposes of venue and jurisdiction, this Guaranty shall be deemed made and to be performed in the City of San Diego, California. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Guaranty by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Guaranty.

11.  Further Assurances. Each party to this Guaranty shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Guaranty.

12.  Attorney’s Fees. The prevailing party in any arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Guaranty may recover from the unsuccessful party all costs, expenses, and actual attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees.

13.  Modification. This Guaranty may be modified only by a contract in writing executed by both Landlord and Guarantor.

14.  Headings. The paragraph headings in this Guaranty: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Guaranty, and (c) may not be used in the interpretation of this Guaranty.

15.  Prior Understandings. This Guaranty and all documents specifically referred to and executed in connection with this Guaranty: (a) contain the entire and final Guaranty of the parties to this Guaranty with respect to the subject matter of this Guaranty, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Guaranty.

John H. Davis, IV/FoundationAll, LLC

16.  Interpretation. Whenever the context so requires in this Guaranty, all words used in the singular may include the plural (and vice versa) and the word “person” includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders. The terms “includes” and “including” do not imply any limitation. For purposes of this Guaranty, the term “day” means any calendar day and the term “business day” means any calendar day other than a Saturday, Sunday or any national or California state holiday. Any act permitted or required to be performed under this Guaranty upon a particular day which is not a business day may be performed on the next business day with the same effect as if it had been performed upon the day appointed. No remedy or election under this Guaranty is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

17. Partial Invalidity. Each provision of this Guaranty is valid and enforceable to the fullest extent permitted by law. If any provision of this Guaranty (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Guaranty, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability (unless such provision or the application of such provision is essential to this Guaranty).

18. Binding Effect. This Guaranty shall inure to the benefit of and be binding on the successors and assigns of Landlord and Guarantor, and their heirs, personal representatives, grantees, tenants, successors, and assigns.

19. Notices. Each notice and other communication required or permitted to be given under this Guaranty (“Notice”) must be in writing. Notice is duly given to another party upon: (i) hand delivery to the other party, (ii) receipt by the other party when sent by facsimile to the address and number for such party set forth on the first page of this Guaranty (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this Paragraph), (iii) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth on the first page of this Guaranty, or (iv) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth above, with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider. Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this Paragraph. A party may change its address for purposes of this Paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

20.  Waiver. Any waiver of a default or provision under this Guaranty must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Guaranty. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

21.  Time is of the Essence. Time is of the essence with respect to each provision of this Guaranty.

22.  Drafting Ambiguities. Each party to this Guaranty and its legal counsel have reviewed and revised this Guaranty. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty or of any amendments or exhibits to this Guaranty.

GUARANTOR:

John H. Davis, IV

John H. Davis, IV/FoundationAll, LLC